Exhibit 10.1

(1) FUJIFILM DIOSYNTH BIOTECHNOLOGIES NORTH CAROLINA, INC.;

(2) FUJIFILM DIOSYNTH BIOTECHNOLOGIES DENMARK APS

AND

(3) TG THERAPEUTICS, INC.

CONTENTS

1.	Definitions and Interpretation	1

2.	Appointment of Fujifilm AND SCOPE OF SERVICES	11

3.	Term	12

4.	Performance of Program	12

5.	Quality AND REGULATORY MATTERS	13

6.	Conforming batches AND NON-CONFORMING BATCHES	15

7.	Delivery, TITLE AND RISK	17

8.	Price and Payment	18

9.	Liability	20

10.	Intellectual Property	23

11.	Intellectual Property Indemnity	24

12.	Confidentiality	25

13.	Change	27

14.	DELAY, Cancellation, Termination AND CONSEQUENCES	28

15.	Force Majeure	33

16.	Dispute Resolution	33

17.	Audit	34

18.	Notices	35

19.	Export/IMPORT Controls AND SANCTIONS COMPLIANCE	36

20.	MODERN SLAVERY AND CORRUPTION	37

21.	Assignment AND SUB-CONTRACTING	38

22.	General	38

23.	Governing Law	40

Schedule 1	Charges	41

Schedule 2	FORECASTING AND ORDERS	46

Schedule 3	Addresses for Notice	48

Schedule 4	PSA Template	49

Signature Page		51

THIS AGREEMENT is made on the date it is signed by the last signing party.

BETWEEN

(1)	FUJIFILM DIOSYNTH BIOTECHNOLOGIES NORTH CAROLINA, INC. at 100 Biotechnology Avenue, Holly Springs, NC 27540 United States of America (“FDBN”)

(2)	FUJIFILM DIOSYNTH BIOTECHNOLOGIES DENMARK APS incorporated and registered in Denmark with company number 26060702 whose registered office is at Biotek Alle 1, 3400 Hillerød, Denmark (“FDBD”); and

(3)	TG THERAPUTICS, INC. a Delaware Corporation whose registered office is at 3020 Carrington Mill Bvld, Suite 475, Morrisville, NC 27560 (the “Customer”).

BACKGROUND

(A)

Fujifilm (as defined below) is a biopharmaceutical contract development and manufacturing organization. Customer wishes to appoint Fujifilm to carry out development and manufacturing services in relation to certain of the Customer’s products.

(B)	Fujifilm and the Customer have agreed to work together on the terms and conditions contained in this Agreement.

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement the following words have the following meanings unless inconsistent with the context:

“Actual Production Expenditure”	has the meaning given to it in Schedule 1;

“Affiliate”

means in relation to an entity, each or any other entity who for the time being, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such entity. For the purposes hereof (and clause 14.2), “control” shall mean: (a) holding the majority of the voting rights or share capital of such entity; (b) any power (whether direct or indirect and whether by the ownership of share capital, the possession of voting power, contract, or otherwise) to appoint and/or remove all or such of the members of the board or other governing body of a body corporate as are able to cast the majority of the votes capable of being cast by members of that board or body on all, or substantially all, matters, or (c) otherwise to control or have the power to control the policies, management and affairs of that body corporate;

“Ancillary Charges”	has the meaning given to it in clause 8.2.3;

“Ancillary Services”	has the meaning given to it in Schedule 1 (Charges): see Part 1 for the position pre Commercial Trigger and Part 2 for the position post Commercial Trigger;

“Annual Service Fee”	the fee described in Schedule 1;

“Applicable Laws”	applicable law, regulations and binding guidance which applies in the jurisdiction in which a Program is being performed;

“Authorized Third Party”	has the meaning given to it in clause 12.1;

“Background IP”

all Intellectual Property Rights controlled, owned or jointly owned by any party (or a third party on its behalf) prior to the Effective Date or developed independently from a Program. Fujifilm’s proprietary manufacturing, expression or purification technologies, including:

(a)         an expression system within the scope of international patent application [***] (the “pAVEway™ Expression System”);

(b)         expression technology within the scope of international patent application [***] (the “Apollo™ Expression Technology”); and

(c)         Fujifilm’s proprietary alcohol oxidase yeast Pichia pastoris expression system (the “Yeast Expression System”);

(“Fujifilm Expression Technology”) is Fujifilm’s Background IP;

“Batch”	a quantity of Product that is produced from a run of the Process;

“Batch Cancellation Fee”	the Batch Cancellation Fee described in Schedule 1;

“Batch Fee”

(a)         in relation to Batches produced pursuant to the R&D Services, if the Batch Fee is clearly described in the applicable SoW the Batch Fee for that SoW shall be the Batch Fee described in the SoW; however, if the Batch Fee is not clearly described in the applicable SoW it will be deemed to be, in respect of any Batch under that SoW, all Charges for Fujifilm Services in respect of the manufacturing stages carried out in connection with that Batch;

(b)         in relation to Batches produced pursuant to the Commercial Manufacturing Services, the price per Batch agreed in the applicable PSA;

“Business Day”

(a)         in relation to notices given under this Agreement (rather than a specific Scope of Work or PSA) a day other than a Saturday, Sunday, or public holiday in the US or Denmark and/or the country in which the Customer’s head office is located; and

(b)         in relation to notices given under a specific Scope of Work or PSA, a day other than a Saturday, Sunday, or public holiday in the US if FDBN is a contracting party, Denmark if FDBD is a contracting party and/or the country in which the Customer’s head office is located;

“cGMP”

Represents principles and practices applied to the manufacture of pharmaceutical materials as supported by the following cGMPs for drugs, as applicable to the material being manufactured (e.g. non-sterile bulk API / Drug Substance(s)):

(i) the U.S. Federal Register volume 66 No 186 the FDA Regulations 21 CFR Part 11, 210, 211, 600 and 610 and ICH Q7;

(ii) the Rules governing medicinal products in the European Union under the EC, EudraLex, Volume 4 – Guidelines for Good Manufacturing Practices for medicinal products for human and veterinary use. Part I – Basic Requirements for Medicinal Products. Part II – Basic Requirements for Active Substances used as Starting Materials, Part III GMP related documents, Annexes and Part IV GMP requirements for Advanced Therapy Medicinal Products, as applicable to the Product manufactured; and

(iii) United Kingdom Human Medicines Regulations 2012 (HMR, SI 2012/1916, as amended), Guidelines on Good Manufacturing Practice, Parts and Annexes as EudraLex, Volume 4 above;

“cGMP Batch”	a Batch identified in a Scope of Work or PSA (as applicable) which is intended to be manufactured during a manufacturing stage and subject to Disposition in each case in accordance with cGMP;

“Change”	has the meaning given to it in clause 13;

“Charges”	has the meaning set out in clause 8.2;

“Commercially Reasonable Efforts”

shall mean with respect to an activity to be carried out by a party, the carrying out of such activity in a diligent manner, which, in the case of Fujifilm, requires using the efforts of sufficient numbers of personnel appropriately qualified by experience and training, as would be reasonably applied by a qualified manufacturer of biologics for Drug Substances of similar nature, complexity, and developmental stage in the same or similar circumstances, or, in the case of Customer, using such efforts as would be typically be used in the biopharmaceutical industry by companies of comparable resources and expertise. “Commercially Reasonable Efforts” requires reasonably prompt assignment of responsibility for such task or activity to specific qualified employee(s) and allocation of resources designed to advance progress with respect to such task or activity, but does not require the taking of actions which would require either party to violate Applicable Laws or break any existing contractual commitments with third parties.;

“Commercial Manufacturing Services”

the production, testing and Disposition of cGMP Batches at scale under a PSA with the intention that the Conforming Batches produced under those services will be supplied by Fujifilm, and used by the Customer, as commercial Product;

“Commercial Trigger”	Is the date of approval of the BLA amendment in the US territory allowing the commercial use of the PPQ batches.

“Competitor”	a contract development and/or manufacturing organization in the biopharmaceutical industry;

“Confidential Information”

the fact and terms of this Agreement, any Scope of Work and any PSA, and all information (in whatever form) in respect of the business of each of the parties and each of its Affiliates including any ideas; business methods; finance; prices, business, financial, marketing or development plans; products or services, know-how or other matters connected with products or services manufactured and/or marketed; customer lists or details; computer systems and software; which is (in each case) provided to, or obtained by, one party from the other;

“Conforming Batch”

a cGMP Batch which has been produced in accordance with cGMP and which meets the Product Specification and all requirements currently filed for approval in the US and EU market territories for the Product at the time of manufacture which Customer has provided to (and agreed to by) Fujifilm;

“Consumable”

a consumable item used or intended for use in a Program, including PEG, reagents (including analytical reagents), plasmids, raw materials, packaging components, chromatography resins, filters, filtration membranes, media, buffer bags, refold bags, change-over parts (including tubing, hoses, seals and gasket sets) disposable analytical test kits, in-process measurement probes, columns (including analytical columns) and disposable containers;

“Consumables Advance Payment”	has the meaning given to it in Schedule 1;

“Customer Deliverables”	the deliverables to be supplied by the Customer described in a SoW or PSA (as applicable);

“Customer Foreground IP”	all Foreground IP that constitutes an improvement or modification which is specific to the Customer’s Background IP which has been provided to Fujifilm by the Customer pursuant to a Program;

“Delay”	has the meaning given to it in clause 14.1.1;

“Demonstration Batch”	a Batch which is manufactured in a non cGMP R&D facility for demonstration purposes and which is not intended for human use;

“Deviation”	a cGMP deviation as detailed in the Quality Agreement;

“Disposition”

the Stage during which (i) the Product is tested for compliance versus the Product Specification; (ii) all production instruction and analytical records relating to cGMP manufacture of each cGMP Batch prepared by Fujifilm are reviewed; and (iii) a Fujifilm recommendation for Product release or reject is made; in each case as applicable;

“Drug Product”	the final dosage form of product which is, or contains, Product in association with other active or inactive ingredients;

“Drug Substance”

any substance or mixture of substances intended to be used in the manufacture of a Drug Product and that, when used in the production of a drug, becomes an active ingredient of the Drug Product. Such substances are intended to furnish pharmacological activity or other direct effect on the diagnosis, cure, mitigation, treatment, or prevention of disease or to affect the structure and function of the body;

“Effective Date”	the date of final signature by all parties to this Agreement being the date last signing party signs this Agreement;

“Engineering Batch”	a Batch that is manufactured in a cGMP Facility at scale using the Process but which is not intended for human use;

“Facility”	any of Fujifilm’s manufacturing facilities in which a Program will be performed;

“Force Majeure Event”

any event or circumstances outside the reasonable control of a party affecting its ability to perform any of its obligations under this Agreement including act of God, fire, flood, severe weather, epidemic or pandemic, war, revolution, acts of terrorism, riot or civil commotion, acts of government, trade embargo, labor disputes (excluding labor disputes involving the party in question), unforeseeable interruption of utility service restraints or delays affecting shipping or carriers, inability or delay in obtaining supplies of adequate or suitable materials, inability or delay in obtaining third party services, unforeseeable breakdown or failure in equipment or machinery. cyber-attack, currency restrictions but shall not include the failure of Drug Product in clinical trials or failure of Drug Product to gain regulatory approval;

“Foreground IP”	all Intellectual Property Rights that arise or are obtained or developed by or on behalf of any party in the course of the performance of a Program;

“Fujifilm”	FDBN and/or FDBD as the context requires in accordance with the clause;

“Fujifilm Foreground IP”	all Foreground IP other than Customer Foreground IP;

“Fujifilm Services”	either the R&D Services or the Commercial Manufacturing Services, as described in the relevant Scope of Work or PSA (as applicable), but in each case excluding the Ancillary Services;

“Gross Negligence”	a conscious and voluntary disregard of the need to use reasonable care, which is likely to cause foreseeable grave injury or harm to persons, property, or both;

“Historic Documents”	any historic contractual documentation which cover the same subject matter as a Program as identified in the relevant SoW or PSA (as applicable);

“Indemnify”	on demand to indemnify and keep indemnified, and hold harmless, the party to be indemnified on an after tax basis;

“Initial Term”	has the meaning given to it in the relevant PSA;

“Intellectual Property Right”

any current and future intellectual property rights and interests including patents, utility models, designs, design rights, copyright (including rights in software), decryption rights, database rights, trade marks, rights pursuant to passing off, service marks, business and trade names, domain names, know-how, results, data, databases, formulations, compounds, rights in biological or chemical materials, rights under data exclusivity laws, rights under unfair competition laws, topography rights, inventions, rights in confidential information (including technical and commercial trade secrets); supplementary protection certificates and image rights, and rights of a similar or corresponding character in any part of the world, in each case whether registered or not and including any application for registration and renewals or extensions of such rights in any country in the world and whether subsisting now or in the future;

“Latent Defect”	A defect in a Batch that was present at the time of Disposition but was discovered after Disposition (but within the time frame set forth in clause 6 governing Latent Defects) that renders the Batch a Non-Conforming Batch.

“Liabilities”

any (i) liabilities of any nature, whether accrued, absolute, contingent or otherwise and whether in contract, tort (including negligence) or otherwise; (ii) losses, costs (including internal costs/overheads), damages, fines or expenses including reasonable legal fees; and (iii) claim, demand, proceeding, action or cause of action including those by third parties; in each case howsoever arising. “Liability” shall be construed accordingly;

“Material Review Board” or “MRB”

a cross-functional committee, led by quality assurance, that consists of representation from program management, quality control (as applicable), and manufacturing. Customer representation is required;

“Maximum Annual Quantity”	has the meaning given to it in the relevant PSA;

“Minimum Annual Quantity”	has the meaning given to it in the relevant PSA;

“Modifications”

a modification to a Facility; or equipment (including Process specific qualification and installation of existing equipment), required in order to perform a Process and detailed in the applicable Scope of Work or PSA (as applicable);

“Non-Conforming Batch”	a cGMP Batch which has not been produced in accordance with cGMP and/or does not meet the Product Specification;

“Non-Manufacturing Stage”	any Stage of a Program, which is not a manufacturing stage, including (for clarity) the production and testing of Demonstration Batches;

“Order”	has the meaning given to it in Schedule 2;

“Process”	a particular process used, or to be used, for manufacture of a Product;

PPQ Batch	shall mean a Conforming Batch which is expected to be distributed commercially and which is produced from a process validation run conducted by Fujifilm to (i) demonstrate and document the consistency and reproducibility of the manufacturing Process at the Facility, and (ii) support the regulatory approval of both the Product manufactured and the manufacturing Process at the Facility each as defined in the Program Plan

“Process Specification”

the Process operating parameters and specifications as documented in (i) pre Commercial Trigger: the QA Documents (including Deviations) which has been agreed by the parties for cGMP Batch production and (ii) following the Commercial Trigger: the Biologics License Application (BLA);

“Process-Specific Consumable”

a Consumable which is required to operate the Process and which is specific to the Process or a Consumable which is required in such large volumes as would not be possible for Fujifilm to consume during other manufactures and/or within the shelf life of such Consumable;

“Process-Specific Equipment”

an item of equipment which is required by Fujifilm to operate the Process and which is specific to the Process in addition to that equipment which Fujifilm uses in its Facilities as at the SoW Effective Date or PSA Effective Date (as applicable) (which existing equipment is not already dedicated to other customer(s) of Fujifilm);

“Product”

the particular product or substance (compound, reagent, intermediate or molecule) created during and as a result of performing the Process. The name of the relevant Product is identified in the applicable Scope of Work or PSA (as applicable);

“Product Specification”	the Product specification for Product which is documented in a QA Document.

“Production Year”

a period of time used in conjunction with Commercial Manufacturing Services, being a period of [***] ([***]) consecutive calendar [***] ending on [***] [***], except that the first Production Year of this Agreement shall commence on the applicable Commercial Manufacturing Services PSA Effective Date and end on the next following [***] [***], and the last Production Year of this Agreement shall commence on [***] [***] of the year in which this Agreement terminates or expires and end on the date of termination or expiry of this Agreement;

“Program”

a program of work for development and commercial manufacture of the Product, as set out in the applicable Scope of Work (or more than one Scope of Work, as the case may be) and/or PSA and to be carried out by Fujifilm in accordance with the terms of this Agreement;

“Program Cancellation Fee”

an amount equal to the sum of: (i) the relevant Batch Cancellation Fee in respect of any cancelled manufacturing stages during the R&D Services; (ii) the amount calculated under clause 14.3.1 in respect of cancelled Non-manufacturing stages during the R&D Services; and (iii) the sum payable under clause 14.4.1 where Commercial Manufacturing Services are terminated under clause 14.2;

“Program Manager”	the Program manager appointed by each of Fujifilm and the Customer under the applicable SoW or PSA, as applicable;

“Program Plan”	the Program plan controlled by Fujifilm’s Program Manager and communicated to the Customer from time to time;

“PSA”	a product specific addendum setting out the Commercial Manufacturing Services to be undertaken by Fujifilm for the Customer;

“PSA Effective Date”	for each PSA, the date that the PSA is fully signed by all relevant parties;

“QA Documents”

the Quality Agreement and the Process Control Strategy and In Process Control (“IPC”) documents produced and approved in accordance with the Quality Agreement or any cGMP documents agreed by the parties in writing;

“Quality Agreement”	the document agreed by the parties which sets out the mutually agreed quality standards applicable for any cGMP activity under a Program;

“R&D Services”

technical consultancy services to be provided by Fujifilm under a Scope of Work that are developmental in nature including technology transfer of a process to Fujifilm and any manufacturing that happens before the commencement of Commercial Manufacturing Services;

“Regulatory Authority”	the U.S. Food and Drug Administration, the European Medicines Agency, the Medicines & Healthcare products Regulatory Agency, the Danish Medicines Agency, and any successor to any such entities;

“Scope of Work” or “SoW”	the document setting out the detail of the R&D Services to be undertaken by Fujifilm for the Customer;

“Shelf Life”	has the meaning given to it in the relevant PSA;

“SoW Effective Date”	for each Scope of Work, the date that the Scope of Work is fully signed by all relevant parties;

“Special Waste”

waste or effluent which requires special handling including waste or effluent which is required to be collected in a special container (for example by tanker) for external disposal or which requires incineration;

“Stage”

a stage of a Program as described in a SoW or the manufacture of one cGMP Batch under a PSA, as applicable. For the purposes of clause 9, a sub-stage described in a SoW (for example a Stage that is described by the Stage number and a suffix such as Stage 1A) shall be deemed to be an independent Stage in its own right;

“Subcontracted Work”	work subcontracted by Fujifilm under clause 21.3 but excluding any work subcontracted by Fujifilm to its Affiliates;

“Subsequent Term”	has the meaning given to it in the relevant PSA;

“Tax”

any and all taxes, charges, levies, assessments and other fees of any kind imposed by any governmental or other authority (including, but not limited to, value added tax, sales tax or any other similar type of turnover tax); and

“Willful Misconduct”

a knowing violation of a reasonable and uniformly enforced rule or policy. It means intentionally doing that which should not be done or intentionally failing to do that which should be done, knowing that injury or harm will probably result or recklessly disregarding the possibility that injury or harm may result.

1.2

In this Agreement (except where the context otherwise requires) any words following the terms “including”, “include”, “for example” or any similar expression are by way of illustration and emphasis only and shall not limit the generality or extent of any other words or expressions.

1.3

Each Scope of Work and each PSA will be entered into by FDBN or FDBD or a combination of FDBN and/or FDBD and, subject to clause 18.3 each reference to Fujifilm or a “party” in this Agreement shall apply only to such of FDBN and/or FDBD as is carrying out the Program under the relevant Scope of Work or PSA. Whichever of FDBN or FDBD has entered into the Scope of Work or PSA in respect of that Program shall be fully and solely responsible for the obligations and liabilities of that party under the Scope of Work or PSA (as applicable).

1.4

Insofar as this Agreement, a Scope of Work or a PSA obliges any party to this Agreement to negotiate, take action or to do something, that party shall conduct such communications, negotiations, take such action or do such thing in good faith acting professionally and, in the case of Fujifilm, using Commercially Reasonable Efforts to achieve the result contemplated in this Agreement. There shall be a general obligation on the parties to act in good faith and with professionalism in relation to the matters contemplated in this Agreement.

1.5

In the case of conflict or ambiguity between terms of the main body of this Agreement, any Schedule to this Agreement or any other terms in any Scope of Work or PSA, the order of priority shall be as follows: (i) the main body of the Agreement; (ii) the Schedules to the Agreement; and (iii) the main body of the Scope of Work or PSA (as applicable) unless a Scope of Work or PSA specifically varies a provision of the Agreement or a Schedule to the Agreement by reference to the provision it is amending in which case the Scope of Work or PSA (as applicable) shall take precedence in that instance.

1.6

In the case of conflict or ambiguity between the terms of this Agreement, a PSA or any Scope of Work and the terms of the QA Documents, the terms of the QA Documents shall prevail solely in relation to cGMP quality matters subject to clause 9.10.

1.7	Where a defined term is used in clause 9 (Liability) it shall retain its meaning even when the entire word that is a defined term is in capitals.

1.8

Where a provision requires agreement, consent and/or approval of a party, such agreement, consent and/or approval, unless expressly stated otherwise, may not be unreasonably withheld, delayed or conditioned.

1.9	The parties agree that all Scopes of Work, PSAs, Changes, notices and other documents or correspondence under this Agreement and the Quality Agreement shall be in English.

2.	APPOINTMENT OF FUJIFILM AND SCOPE OF SERVICES

2.1	Appointment

2.1.1

This Agreement establishes the general terms and conditions applicable to Fujifilm’s performance of each Program for the Customer and is structured so that a separate, numbered, Scope of Work (or in some cases multiple Scope of Works) and/or a PSA shall be entered into by the parties for the provision of a Program. A purchase order which is issued by the Customer shall be treated exclusively as an ordering mechanism (in accordance with Schedule 2) and a finance tool for the purposes of raising invoices and any terms set out, or referred to, on such purchase order shall have no effect and shall not bind Fujifilm.

2.1.2

The provisions of this Agreement shall apply to each Scope of Work and each PSA and no Scope of Work or PSA shall be effective or binding on any party until it has been signed by an authorized representative of each contracting party.

2.1.3	Nothing in this Agreement, any Scope of Work or any PSA shall oblige any party to enter into any Scope of Work or PSA and each Scope of Work or PSA constitutes a separate contract.

2.2	Scope of the Services

2.2.1	The scope of this Agreement covers research and development services (including initial technical transfer activities) through to commercial supply of Product.

2.2.2

The parties may enter into a Scope of Work (or any number of Scopes of Work) for R&D Services and a PSA for Commercial Manufacturing Services. Each Scope of Work and each PSA shall nonetheless clearly identify whether the Fujifilm Services to be provided are R&D Services or Commercial Manufacturing Services.

2.3	Forecasting and Orders

2.3.1	In respect of a PSA for Commercial Manufacturing Services:

(a)	the Customer’s capacity requirements will be forecasted in accordance with Schedule 2 unless expressly agreed otherwise in the relevant PSA;

(b)

the Customer shall place Orders for Products pursuant to that PSA in accordance with Schedule 2. Any Order placed will be subject to this Agreement and the applicable PSA and any standard terms of the Customer referenced in any such Order shall not apply.

2.3.2

The Customer shall enter into Scope(s) of Work in respect of R&D Services and the Scope of Work shall detail the Customer’s requirements, including the forecasting details associated with that Scope of Work. For the avoidance of doubt Schedule 2 does not apply to R&D Services.

3.	TERM

3.1	This Agreement shall come into force on the Effective Date and shall continue until terminated by either party in accordance with the terms of this Agreement.

3.2

A party may terminate this Agreement upon giving [***] ([***]) [***] written notice to the others, provided that there are no uncompleted PSA(s) or Scope of Work(s) existing at the date such notice is given.

3.3	Each Scope of Work will take effect from the SoW Effective Date and shall continue until the earlier of:

3.3.1	the date specified in the Scope of Work, or if no such date is specified, the date the Program, or part of the Program referred to in the Scope of Work is completed; or

3.3.2	termination of this Agreement or the relevant Scope of Work in accordance with the terms of this Agreement.

3.4	Each PSA will take effect from the PSA Effective Date and shall continue until the earlier of:

3.4.1	expiry of the term stated therein (which the parties agree shall not be less than [***]); or

3.4.2	termination of this Agreement or the relevant PSA in accordance with the terms of this Agreement.

4.	PERFORMANCE OF PROGRAM

4.1	Fujifilm shall carry out each Program, or parts of each Program, using Commercially Reasonable Efforts in accordance with:

4.1.1	the terms of this Agreement and any PSA or Scope of Work (as applicable);

4.1.2	Applicable Laws;

4.1.3	the Quality Agreement and cGMP (in both cases when applicable); and

4.1.4	the Process Specification for the applicable cGMP Batch (if any).

4.2

The parties agree that it shall not be considered a breach of this Agreement, any PSA, or any Scope(s) of Work, by Fujifilm if an objective of a Program is not achieved provided that Fujifilm has complied with its obligations set out in clause 4.1. Notwithstanding any contrary provisions in this Agreement, any PSA or any Scope(s) of Work, the parties acknowledge and agree that the services to be performed during the Program prior to the Commercial Trigger (together with any SoWs for R&D Services after the Commercial Trigger) are by their nature developmental and Fujifilm cannot (and consequently does not) guarantee to the Customer the achievement of a successful outcome for the Program, production of Conforming Batches or production of a specified volume of Product.

4.3

Each Scope of Work and each PSA contains assumptions on which Fujifilm’s ability to perform a Program depends. If an assumption set out in the Scope of Work or PSA proves to be incorrect or actual circumstances differ from an assumption (including if such assumption cannot be met at such time as Fujifilm reasonably requires to enable it to perform its obligations) then the parties shall agree a Change to account for the change in assumption.

4.4	The Customer shall:

4.4.1	promptly provide the Customer Deliverables set out in the SoW or PSA (as applicable);

4.4.2

meet all its obligations and responsibilities under this Agreement, any PSA(s) and Scopes of Work (including, in particular, any Customer dependencies set out in a PSA or Scope of Work) and the Quality Agreement;

4.4.3	comply with Applicable Laws; and

4.4.4

promptly provide all assistance, information, and advice and do all acts which Fujifilm may reasonably request to enable Fujifilm to comply with its obligations and responsibilities under this Agreement, any PSA, any Scope of Work and the Quality Agreement.

4.5

 In the case of Commercial Manufacturing Services, Fujifilm shall be entitled, but not obliged, to manufacture more Batches than are ordered by the Customer to create a stock of Product to satisfy Customer’s Orders placed in accordance with Schedule 2 provided that Product that is delivered to Customer must have that number of [***] specified in the applicable PSA remaining before its Shelf Life expires.

5.	QUALITY AND REGULATORY MATTERS

5.1	Quality Agreement

5.1.1	The Parties shall use Commercially Reasonable Efforts to ensure that the applicable Quality Agreement will be drafted and executed prior to the Effective Date).

5.1.2	The Customer acknowledges that Fujifilm shall not commence any cGMP activity until the Quality Agreement is executed by both parties.

5.2	Regulatory Assistance

5.2.1

The Customer shall provide Fujifilm with a copy of the Customer’s Chemistry, Manufacturing and Controls section of any submission to a Regulatory Authority supporting the Customer’s regulatory filing activities for the applicable Drug Product or Process which relates to or contains information about the Process; the Facility (including Fujifilm equipment); the Fujifilm Services and/or the Ancillary Services (“CMC Section”) in accordance with the Quality Agreement. The Customer shall provide Fujifilm the opportunity to review and comment on a CMC Section that relates to any information regarding or impacting Fujifilm, or any information provided to the Customer by Fujifilm related to or in accordance with the Quality Agreement. If the CMC Section(s) is/are submitted without Fujifilm’s prior approval, the Customer shall be solely responsible for the CMC Section’s accuracy. Customer acknowledges and agrees that if the CMC Section is not accurate, Fujifilm may not be able to progress the Program due to actions by Regulatory Authorities, and a Delay may result.

5.2.2

During a Program the Customer may request assistance from Fujifilm in respect of the CMC Section, subject to payment by the Customer of a reasonable commercial rate for such assistance and Fujifilm’s reasonable expenses. However, no advice or assistance given by Fujifilm shall be deemed to be or construed as a guarantee that a Drug Product will receive regulatory approval.

5.2.3

Fujifilm will provide one electronic (PDF) copy of any documents which may be reasonably required by the Customer in support of its regulatory filing activities. If the Customer requires copies of the laboratory documents, provision of these will be subject to discussion and agreement by the parties and agreement of an additional fee associated with copying.

5.2.4

The Customer shall have the right and responsibility for determining regulatory strategy, decisions and actions relating to each Program and any Product and/or Drug Product subject to clause 5.2.5 and provided that Fujifilm shall have the right and responsibility for determining regulatory strategy, decisions and actions to the extent relating to:

(c)	the Facility (including in particular utilities and equipment);

(d)	Fujifilm’s quality systems, policies and internal procedures;

(e)	any requirement imposed on Fujifilm by a Regulatory Authority; or

(f)	any other commitments made by Fujifilm prior to the SoW Effective Date of the first SoW in a Program or PSA Effective Date of the first PSA in the Program (as applicable),

(each a “Fujifilm Regulatory Responsibility”).

5.2.5	The Customer acknowledges that Fujifilm Quality Assurance team reserves the right to Disposition Product to the Customer in accordance with the Quality Agreement.

5.2.6

The Customer shall not make any change to its regulatory filings, including its Investigational New Drug application, which may have an impact on any Fujifilm Regulatory Responsibility without consultation and opportunity to review and comment by Fujifilm.

5.3	No Debarment.

5.3.1

Each party represents and warrants to the other that neither it nor any of its officers, directors, or its employees performing services under this Agreement has been debarred, or convicted of a crime which could lead to debarment, under the Generic Drug Enforcement Act of 1992, 21 United States Code §§335(a) and (b).

6.	CONFORMING BATCHES AND NON-CONFORMING BATCHES

6.1	Each cGMP Batch will be determined to be a Conforming Batch or a Non-Conforming Batch.

6.2

Deviations will be handled in accordance with the Quality Agreement and, for the avoidance of doubt, the Customer acknowledges that the occurrence of a Deviation does not automatically mean that a Batch is a Non-Conforming Batch.

6.3

In respect of Conforming Batches, Fujifilm will complete Disposition, issue a certificate of analysis, and a Certificate of Compliance. The provisions of clauses 1.1 to 6.5.1 shall apply to Non-Conforming Batches only.

6.4

 If a Batch is a Non-Conforming Batch and the cause of that Batch being a Non-Conforming Batch is not a failure by Fujifilm to comply with clause 4.1 then the Customer shall pay the Charges relating to the Non-Conforming Batch in full and the relevant manufacturing stage, Disposition and all related and ancillary activities shall be deemed to have been completed under the Scope of Work or PSA (as applicable). Any further work in relation to the Non-Conforming Batch (such as analysis of the Batch) or manufacture of a replacement cGMP Batch shall be carried out at a time and price to be agreed in writing by the parties in a Change.

6.5	If a Batch is a Non-Conforming Batch and the cause of the Batch being a Non-Conforming Batch is a failure by Fujifilm to comply with clause 4.1 then:

6.5.1

if the Non-Conforming Batch is produced prior to the Commercial Trigger, Fujifilm shall use Commercially Reasonable Efforts to manufacture a replacement cGMP Batch (“Replacement Batch”) as soon as is reasonably practicable ensuring that the Customer is treated equitably in any asset re-scheduling that may be undertaken to accommodate this. In these circumstances the Customer shall pay for (i) all Charges with respect to the original Non-Conforming Batch in accordance with the SoW (save that any installments of the Charges which are not due to be invoiced until a trigger which occurs after the date that the Non-Conforming Batch is determined to be a Non-Conforming Batch shall be invoiced instead on completion of the relevant trigger in relation to the Replacement Batch, for example, vial thaw or delivery) incurred during the manufacture of the Replacement Batch; and (ii) the Ancillary Charges for the Ancillary Services provided in relation to the Replacement Batch shall be payable by the Customer but for the avoidance of doubt the Fujifilm Services provided in relation to the Replacement Batch shall be free of charge; and

6.5.2

if the Non-Conforming Batch is produced after the Commercial Trigger then unless clause 6.5.3 applies, Fujifilm shall manufacture a replacement cGMP Batch (also a “Replacement Batch”) so as to satisfy the affected Order and shall use Commercially Reasonable Efforts to manufacture that Replacement Batch as soon as is reasonably practicable ensuring that the Customer is treated equitably in any asset re-scheduling that may be undertaken to accommodate this. In these circumstances the Customer shall pay for (i) all Charges in respect of the original Non-Conforming Batch in accordance with this Agreement save that any instalment of the Charges which have not yet been invoiced will be delayed until the payment trigger for that payment (for example vial thaw or delivery) occurs during the manufacture of the Replacement Batch; and (ii) [***] of the Ancillary Charges for the Ancillary Services provided in relation to the Replacement Batch shall be payable by the Customer but for the avoidance of doubt the Fujifilm Services provided and [***] of the Ancillary Charges in relation to the Replacement Batch shall be free of charge; and

6.5.3

if the Non-Conforming Batch is produced after the Commercial Trigger and is part of a campaign of batches where such campaign commences more than [***] after completion of the last cGMP Batch manufactured by Fujifilm then clause 6.5.1 will apply.

6.5.4

In respect of any Program in which an Engineering Batch is not executed prior to manufacture of the first cGMP Batch in such Program, if the first cGMP Batch is a Non-Conforming Batch, it will be deemed that the cause of such Batch being a Non-Conforming Batch is not a failure of Fujifilm to comply with clause 4.1 and clause 6.4 shall apply, unless the cause of the cGMP Batch being a Non-Conforming Batch is Fujifilm’s Gross Negligence or Wilful Misconduct, in which case clause 6.5 shall apply.

6.6

If the Customer requests delivery of a Non-Conforming Batch, the parties shall agree in writing (in a Change) on fair consideration payable for that Non-Conforming Batch. Fujifilm agrees to deliver a Non-Conforming Batch to the Customer on the express condition that it (i) will not be used for human or clinical trials; (ii) will be labeled as “Not for Human Use”; and (iii) is subject to the Customer’s indemnity given under clause 9.6.

6.7

In the event of a Latent Defect, Customer shall notify Fujifilm of such Latent Defect using Fujifilm’s quality complaints procedure as set out in the Quality Agreement no later than the earlier of: (a) [***] ([***]) Business Days from the date Customer becomes aware of such Latent Defect, or (b) or [***] ([***]) [***] following the delivery date. The Parties shall cooperate to identify the cause of such Latent Defect. If the sole cause of the Latent Defect resulted Fujifilm’s failure to comply with clause 4.1.1 of the Agreement, clause 6.5 shall apply. For clarity, in the event the Latent Defect is caused by: (a) inherent Product instability, or (b) subsequent Customer actions, including without limitation, handling, shipping and storage of Product, clause 6.4 shall apply.

6.8

If the parties cannot agree if a Batch is a Conforming Batch or a Non-Conforming Batch and/or if the cause of a Batch being a Non-Conforming Batch is not agreed by the parties, then this clause 6.7 shall apply:

6.8.1

the parties will first exhaust the investigation/resolution options set out in the Quality Agreement including reference to the Material Review Board (“MRB”) under the Quality Agreement and transparent disclosure of all applicable reports and analysis on which their respect opinion is based;

6.8.2

if the MRB is unable to resolve this matter then the documentation related to the applicable Batch will be reviewed by an independent cGMP consultant acceptable to both parties (acting reasonably). The result of such independent review will be binding for both parties solely for the purpose of determining whether the Batch is a Non-Conforming Batch and/or if a Non-Conforming Batch is caused by a failure by Fujifilm to comply with clause 4.1;

6.8.3

if the independent cGMP consultant finds that the Batch is not a Non-Conforming Batch or that the Non-Conforming Batch was not caused by a failure by Fujifilm to comply with clause 4.1, the Customer will pay Fujifilm for the Batch in question in accordance with clause 1.1 plus the reasonable cost to Fujifilm of the investigation;

6.8.4

if the independent cGMP consultant finds that the Batch is a Non-Conforming Batch and that the Non-Conforming Batch is caused by a failure by Fujifilm to comply with clause 4.1, the remedial procedure set out in clause 6.5 will be applied.

7.	DELIVERY, TITLE AND RISK

7.1

Delivery by Fujifilm to the Customer, or the Customer’s designee, of any material in connection with a Program including any quantity of Product manufactured during the Program, any Process-Specific Equipment and/or Process-Specific Consumables and return of any samples and cell lines supplied by the Customer (“Materials”) will be made Ex Works the Facility (Incoterms 2020) and clauses 7.2 to 7.6 shall apply to such Materials. Fujifilm shall package the relevant Materials ready for shipment in accordance with the Customer’s reasonable instructions.

7.2

Delivery of Materials will be deemed to be complete on the date which Fujifilm makes the Materials available for collection by the Customer (which is the point of delivery as set forth in Ex Works (Incoterms 2020)) following notification, of at least [***], by Fujifilm to the Customer that it will make those Materials available for collection (the “Delivery Date”) in accordance with an indicative delivery schedule which shall be agreed by the parties’ Program teams in advance. For the avoidance of doubt, and unless otherwise expressly agreed by the parties in writing, Fujifilm will not make a cGMP Batch available for collection by the Customer until both: (a) Disposition is complete; and (b) the Customer’s quality assurance team has approved such Product for release in a written notice, following conduct of Customer’s final disposition and release activities (including any release testing required; provided that such final disposition and release must be completed by Customer within [***] of Fujifilm first making available to Customer all production instruction and analytical records relating to the manufacture of such Product, together with the results of any testing of such Product (collectively, the “Disposition Documentation”). For the avoidance of doubt, Materials for which a licence is required under clause 10.3 will not be made available for collection by the Customer until a licence has been signed by the parties.

7.3

If the Customer fails to collect Materials within [***] of the Delivery Date, Fujifilm will issue a further notice to the Customer specifying that the Materials will either be moved to a third party storage facility or destroyed if they are not collected within [***] from the date of the notice. On or after the date [***] from the date of the notice, if Customer has not collected the Materials, Fujifilm may move or destroy the Materials at the Customer’s risk and expense provided that prior to moving or destroying such Materials Fujifilm has issued a further notice to Customer warning that the Materials will either be moved to a third party storage facility or destroyed if they are not collected, giving Customer at least [***] to collect the Materials (such period ending on or after the end of the original [***] period).

7.4

Risk in Materials shall pass to the Customer on the Delivery Date; save for risk in (a) Process-Specific-Equipment or Process-Specific Consumables in relation to which risk shall pass as set forth in clause 7.6 and (b) Materials for which a license is required under clause 10.3 in relation to which risk shall pass on the date on which Fujifilm notifies the Customer it would have made the Materials available for collection if a license had been signed by the parties.

7.5	Title to the Product shall pass to the Customer on the Delivery Date.

7.6

Title to, and risk in, the Process-Specific Equipment and/or Process-Specific Consumables purchased by the Customer in accordance with Schedule 1 shall pass to the Customer on the earlier of (a) when Fujifilm has received payment in full (in cash or cleared funds) for such items in accordance with paragraph 3.1 of Schedule 1 or (b) the Delivery Date.

7.7

From time to time Fujifilm may agree to store Materials (including intermediate Product for future processing) for Customer. If Fujifilm agrees to store Materials the parties will enter into a storage agreement on Fujifilm’s standard terms.

7.8

Delivery of any materials which the Customer is required to supply to Fujifilm pursuant to a SoW or any PSA shall be delivered to Fujifilm DDP, the Facility (Incoterms 2020). Risk in those materials remains with the Customer.

8.	PRICE AND PAYMENT

8.1

Under this Agreement, and the relevant Scope(s) of Work and/or PSA(s), the Customer appoints Fujifilm to carry out services concerning the, testing, manufacture and Disposition of the Product by Fujifilm under each Program. The Charges relate specifically to those services; and are not in consideration of the supply of any material (including Product) which Fujifilm may produce as a consequence of the performance of those services.

8.2	The Customer shall pay to Fujifilm for each Program:

8.2.1	the Batch Fee(s);

8.2.2	the fees for the Fujifilm Services (other than the Batch Fee(s)) as set out in the relevant Scope(s) of Work and PSA(s);

8.2.3	the fees for Ancillary Services in accordance with Schedule 1 (the “Ancillary Charges”); and

the Annual Service Fee in respect of Commercial Manufacturing Services in accordance with Schedule 1, together the “Charges”.

8.3	Fujifilm may invoice the Customer for the Charges in respect of each Program in accordance with the terms set out in the Scope of Work and/or PSA (as applicable) and Schedule 1.

8.4

The Customer shall pay each invoice issued to it by Fujifilm within [***] of the date of invoice, in full and in cleared funds in the currency specified in the SoW or PSA (as applicable) by electronic transfer to the financial institution specified in the relevant invoice.

8.5	The Charges are exclusive of any Tax which may apply and which shall be payable by the Customer to Fujifilm at the rate prescribed by law.

8.6

If there is a change in the rate of Tax payable or in the Tax treatment of some or all of the services provided by Fujifilm or the Product, e.g. due to a change of law or practice or interpretation of the existing legislation or revised determination of a relevant tax legislation or tax practice, then the Customer agrees that Fujifilm shall be entitled, where Tax is imposed on a supply by Fujifilm under or in connection with this Agreement, to invoice the Customer (in a valid Tax invoice) for a sum equal to the amount of the Tax which becomes due on that supply and any fees and/or interest which is being levied on Fujifilm in relation to the outstanding sums and/or non-payment. The Customer shall pay those invoices in accordance with clause 8.4.

8.7	The Customer shall:

8.7.1

be responsible for the collection, remittance and payment of any or all Taxes, in respect of the purchase, importation, exportation, sale or other distribution of any materials delivered to it by Fujifilm in connection with a Program; and

8.7.2

make all payments under this Agreement without withholding or deduction of, or in respect of, any Tax unless required by law. If withholding tax is deducted then the Customer will provide all documentation required to enable Fujifilm to recover the tax withheld.

8.8	Without prejudice to any other right or remedy that it may have, if the Customer fails to pay any sum to Fujifilm on the due date for payment:

8.8.1

the Customer shall pay interest on the overdue amount at the rate of [***] per [***]. Such interest shall be payable in respect of the period from the due date until actual payment of the overdue amount (whether before or after judgment) in accordance with clause 8.4; and

8.8.2

(except where the Customer has complied with its obligations in clause 8.9 below) Fujifilm may notify the Customer that if it does not pay Fujifilm will suspend work on the Program, including, without limitation, delivery of Materials, in respect of which payment is overdue, and if payment is not made within [***] of such notice, Fujifilm may suspend such work until payment has been made in full.

8.9	If the Customer disputes the payment of any Charges or a part of them, the Customer shall:

8.9.1	notify Fujifilm of the disputed amount within [***] of its receipt of the invoice in which such disputed amount is included giving reasonable details of the dispute; and

8.9.2	pay the amount of Charges not in dispute in accordance with clause 8.4,

and the dispute shall be dealt with under the dispute resolution process set out in clause 16.

8.10

If the Customer fails to pay any sum which is not the subject of a bona fide dispute under clause 8.9 when the same is due in accordance with clause 8.4 then Fujifilm may elect, at its discretion, to treat such non-payment as a material breach of either the relevant SoW(s) or PSA(s) under clause 14.6.1 or a material breach of this Agreement under clause 14.2.1.

8.11

A party shall not be entitled to withhold, set off or reduce payment of any amounts payable under this Agreement by any amounts which it claims are owed to it by another party under this Agreement or any other agreement.

9.	LIABILITY

9.1

Nothing in this Agreement limits or excludes the liability of any party to the other for any liability that is not permitted to be limited or excluded by law and clauses 9.2 to 9.7 are expressly agreed to be subject to this clause 9.1.

9.2

EXCEPT IN RESPECT OF BREACH BY FUJIFILM OF CLAUSE 12 (CONFIDENTIALITY) OR LIABILITY ARISING UNDER CLAUSE 11.1 (IPR INDEMNITY) AND SUBJECT ALWAYS TO CLAUSES 9.3, 9.6, 9.7, 9.8 AND 9.9, FUJIFILM’S TOTAL LIABILITY, WHETHER OR NOT ARISING PURSUANT TO AN INDEMNITY, IN CONTRACT, TORT (INCLUDING NEGLIGENCE OR BREACH OF STATUTORY DUTY), MISREPRESENTATION, RESTITUTION OR OTHERWISE ARISING UNDER THIS AGREEMENT, A SCOPE OF WORK OR A PSA OR IN CONNECTION WITH THE PERFORMANCE OR CONTEMPLATED PERFORMANCE OF THIS AGREEMENT, A SCOPE OF WORK OR A PSA SHALL IN ALL CIRCUMSTANCES BE LIMITED AS FOLLOWS:

9.2.1	TO THE EXTENT THERE HAS BEEN NO GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY FUJFILM:

(a)

IN RESPECT OF ANY AND ALL LIABILITY ARISING UNDER OR IN CONNECTION WITH A NON-MANUFACTURING STAGE, FUJIFILM’S TOTAL LIABILITY SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE CHARGES PAID BY CUSTOMER TO FUJIFILM FOR THE FUJIFILM SERVICES PERFORMED UNDER THAT NON-MANUFACTURING STAGE; AND

(b)

IN RESPECT OF ANY AND ALL LIABILITY ARISING UNDER OR IN CONNECTION WITH A MANUFACTURING STAGE (INCLUDING LIABLITY RELATING TO THE MANUFACTURE OF, OR FAILURE TO MANUFACTURE, A BATCH), FUJIFILM’S TOTAL LIABILITY TO CUSTOMER SHALL BE LIMITED TO AN AMOUNT EQUAL TO THE BATCH FEE PAID BY CUSTOMER TO FUJIFILM UNDER THAT MANUFACTURING STAGE; OR

9.2.2	TO THE EXTENT THERE HAS BEEN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY FUJFILM:

(a)

IN RESPECT OF ANY AND ALL LIABILITY ARISING UNDER OR IN CONNECTION WITH A NON-MANUFACTURING STAGE, FUJIFILM’S TOTAL LIABILITY TO CUSTOMER SHALL BE LIMITED TO AN AMOUNT EQUAL TO [***] OF THE CHARGES PAID BY CUSTOMER TO FUJIFILM FOR THE FUJIFILM SERVICES PERFORMED UNDER THAT NON-MANUFACTURING STAGE; AND

(b)

IN RESPECT OF ANY AND ALL LIABILITY ARISING UNDER OR IN CONNECTION WITH A MANUFACTURING STAGE, (INCLUDING LIABLITY RELATING TO THE MANUFACTURE OF, OR FAILURE TO MANUFACTURE, A BATCH), FUJIFILM’S TOTAL LIABILITY TO CUSTOMER SHALL BE LIMITED TO AN AMOUNT EQUAL TO [***]% OF THE BATCH FEE PAID BY CUSTOMER TO FUJIFILM UNDER THAT MANUFACTURING STAGE; AND

9.2.3

IN RESPECT OF ANY AND ALL LIABILITY ARISING UNDER ANY SCOPE OF WORK OR PSA, FUJIFILM’S TOTAL LIABILITY TO CUSTOMER SHALL BE LIMITED IN AGGREGATE PER CALENDAR YEAR TO AN AMOUNT EQUAL TO [***] OF THE CHARGES PAID BY CUSTOMER FOR FUJIFILM SERVICES IN RESPECT OF THAT SCOPE OF WORK OR PSA DURING THAT CALENDAR YEAR IN WHICH THE LIABLITY AROSE AND CLAUSES 9.2.1 AND 9.2.2 ARE SUBJECT TO THE AGGREGATE LIABILITY LIMITATION SET OUT IN THIS CLAUSE 9.2.3; AND

9.2.4

IN RESPECT OF ANY OTHER LIABILITY RELATING TO THIS AGREEMENT FALLING OUTSIDE THE SCOPE OF CLAUSES 9.2.1 AND 9.2.2, FUJIFILM’S TOTAL LIABILITY TO CUSTOMER SHALL BE LIMITED PER CALENDAR YEAR TO $[***] ([***]).

9.3

UNDER NO CIRCUMSTANCES SHALL FUJIFILM BE LIABLE, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), FOR BREACH OF STATUTORY DUTY OR OTHERWISE, ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR: LOSS OF PROFIT; LOSS OF BUSINESS; DEPLETION OF GOODWILL; LOSS OF ANTICIPATED SAVINGS; LOSS OR CORRUPTION OF DATA OR INFORMATION; OR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PURE ECONOMIC LOSS, COSTS, DAMAGES, CHARGES OR EXPENSES, INCLUDING THE COSTS OF ANY RECALL OF THE PRODUCT OR DRUG PRODUCT.

9.4

Liability for Product and Drug Product: the Customer shall Indemnify Fujifilm from and against all Liabilities incurred by Fujifilm or its Affiliates arising out of or resulting from the use or resale of the Product or the Drug Product or any other deliverable arising out of a Program except to the extent those Liabilities have arisen pursuant to the Gross Negligence or Willful Misconduct of Fujifilm in which case Fujifilm shall bear such Liabilities up to the amounts for which Fujifilm is liable to the Customer under clause 9.2.2 and the Customer’s indemnity of Fujifilm under this clause 9.4 shall apply to any Liabilities arising thereafter.

9.5

Liability for the Process: the Customer shall Indemnify Fujifilm from and against all Liabilities arising from third party claims incurred by Fujifilm or its Affiliates arising out of or resulting from the use or operation of the Process (or any part of the Process) except to the extent that Fujifilm is liable under clause 11.1.

9.6	Liability for Non-Conforming Batches:

9.6.1	THE PROVISIONS OF CLAUSE 6 SHALL APPLY TO NON-CONFORMING BATCHES AND FUJIFILM SHALL HAVE NO LIABILITY IN RESPECT OF NON-CONFORMING BATCHES EXCEPT TO COMPLY WITH CLAUSE 6.

9.6.2

FUJIFILM GIVES NO, AND DISCLAIMS ANY, WARRANTIES, UNDERTAKINGS OR SIMILAR TERMS WHATSOEVER (WHETHER AS TO COMPLIANCE WITH CGMP OR OTHERWISE) IN RESPECT OF NON-CONFORMING BATCHES OR THE USE BY THE CUSTOMER OF NON-CONFORMING BATCHES.

9.6.3

If the Non-Conforming Batch is delivered to the Customer pursuant to clause 6, the Customer shall fully Indemnify Fujifilm from and against all Liabilities incurred by Fujifilm or its Affiliates arising out of or resulting from the use of that Non-Conforming Batch.

9.6.4

The Customer uses any material produced in a Non-Conforming Batch at its own risk and shall undertake such tests as are necessary in order to satisfy itself that such materials are fit for the purposes for which the Customer proposes to use such materials.

9.7	Liability for Demonstration and Engineering Batches

9.7.1

FUJIFILM GIVES NO, AND DISCLAIMS ANY, WARRANTIES, UNDERTAKINGS OR SIMILAR TERMS WHATSOEVER (WHETHER AS TO COMPLIANCE WITH CGMP OR OTHERWISE) IN RESPECT OF THE DEMONSTRATION BATCHES OR ENGINEERING BATCHES OR THE USE BY THE CUSTOMER OF AN ENGINEERING BATCH OR DEMONSTRATION BATCH.

9.7.2	FUJIFILM SHALL HAVE NO LIABILITY TO THE CUSTOMER IN CONNECTION WITH DEMONSTRATION BATCHES OR ENGINEERING BATCHES OR THE USE BY THE CUSTOMER OF THE DEMONSTRATION BATCHES OR ENGINEERING BATCHES.

9.7.3

The Customer shall fully Indemnify Fujifilm from and against all Liabilities incurred by Fujifilm or its Affiliates arising out of or resulting from the use of the Demonstration Batches or Engineering Batches.

9.7.4

The Customer uses any material produced in a Demonstration Batch or Engineering Batch at its own risk and shall undertake such tests as are necessary in order to satisfy itself that such materials are fit for the purposes for which the Customer proposes to use such materials. Customer expressly agrees that Product produced pursuant to a Demonstration Batch or an Engineering Batch is not suitable, and will not be used, for human consumption or use or in clinic trials.

9.8

FUJIFILM GIVES NO, AND DISCLAIMS ANY, WARRANTIES, UNDERTAKINGS OR SIMILAR TERMS WHATSOEVER IN RESPECT OF ANY ADVICE OR ASSISTANCE GIVEN BY FUJIFILM IN CONNECTION WITH THE USE OF THE PRODUCT IN OR AS A DRUG PRODUCT (INCLUDING ADVICE OR ASSISTANCE RELATED TO ANY REGULATORY APPROVAL).

9.9

ALL WARRANTIES, CONDITIONS AND OTHER TERMS, EXPRESS (OTHER THAN THOSE SET OUT IN THIS AGREEMENT) OR IMPLIED, STATUTORY, CUSTOMARY OR OTHERWISE WHICH BUT FOR THIS CLAUSE 9 WOULD OR MIGHT SUBSIST IN FAVOR OF THE CUSTOMER, ARE (TO THE FULLEST EXTENT PERMITTED BY LAW) EXCLUDED FROM THIS AGREEMENT INCLUDING, IN PARTICULAR, ANY IMPLIED WARRANTIES RELATING TO MERCHANTABILITY, FITNESS FOR A PARTICULAR USE AND NON-INFRINGEMENT.

9.10

No claim for Liabilities incurred pursuant to the Quality Agreement may be made under the Quality Agreement by any party. Accordingly, performance of the Quality Agreement shall be deemed to be performance under the relevant SoW or PSA to which the Quality Agreement relates and as such any breach of the Quality Agreement shall be deemed to be a breach of the relevant SoW or PSA and all Liabilities shall be construed and limited in accordance with this clause 9.

9.11

If the parties enter into a Scope of Work for stability or analytical services subject to this Agreement, the parties agree that such services shall be incidental and it is therefore reasonable that such Scope of Work may contain lower limits on Fujifilm’s Liability than are contained in this Agreement, in which case such limitation as set out in such Scope of Work shall apply to such Scope of Work.

9.12	Each party agrees to take all reasonable steps to mitigate any Liabilities that it may seek to claim from the other under or in connection with this Agreement including pursuant to any indemnity.

9.13

If a party is entitled to benefit from an indemnity (the “Indemnified Party”) from another party (the “Indemnifying Party”) in accordance with this Agreement (an “Indemnity Claim”), the Indemnified Party shall notify the Indemnifying Party in writing within [***] of identification of the Indemnity Claim (providing all necessary details), provided that absence or delay of such prior written notice will not relieve the Indemnifying Party of its obligation to indemnify except to the extent such absence or delay materially prejudices the Indemnifying Party’s ability to defend the third party claim and the Indemnifying Party shall at its own expense conduct all negotiations and any litigation arising in connection with the Indemnity Claim provided always that:

9.13.1

the Indemnifying Party shall consult the Indemnified Party on all substantive issues which arise during the conduct of such litigation and negotiations and shall take due and proper account of the interests of the Indemnified Party;

9.13.2

the Indemnifying Party shall not settle or compromise the Indemnity Claim without the Indemnified Party’s prior written consent (not to be unreasonably withheld or delayed) and shall ensure that any settlement or compromise does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Indemnified Party;

9.13.3

the Indemnified Party shall not make any admissions or admit liability in relation to the Indemnity Claim or otherwise settle any Indemnity Claim without the written agreement of the Indemnifying Party; and

9.13.4

the Indemnified Party shall fully cooperate and assist the Indemnifying Party, at the Indemnifying Party’s cost and expense, in relation to the Indemnity Claim (without limiting the extent of the Indemnity).

9.14	Each party shall maintain adequate insurance (which may be through self-insurance) to enable it to satisfy its Liabilities under this Agreement as they arise.

10.	INTELLECTUAL PROPERTY

10.1	Subject to clause 10.2 neither party shall acquire any right, title or interest in the other party’s Background IP.

10.2

The Customer grants to Fujifilm a royalty-free, non-transferable, revocable, and non-sublicensable worldwide license to use Customer’s Background IP for the exclusive purpose of performance of each Program. Customer warrants that the use by Fujifilm (or its Authorized Third Parties) of Customer’s Background IP in accordance with this clause 10.2 shall not infringe any third party’s Intellectual Property Rights.

10.3

Fujifilm shall not be obliged to deliver any materials (including any cell bank or cell paste) comprising Fujifilm Expression Technology unless and until a license is granted in writing on terms to be agreed under the relevant Background IP. Fujifilm shall be entitled to charge the Customer for storage of any such materials which would have been delivered under clause 7.2 if a license had been granted under this clause 10.3 until the time that such license is granted. Customer acknowledges that storage may be at a third party storage facility unless Fujifilm and Customer have agreed in writing otherwise.

10.4

All title to and all rights and interest in any Customer Foreground IP shall vest in Customer. Fujifilm hereby assigns to the Customer all title to and all rights and interest it owns in any Customer Foreground IP.

10.5

All title to and all rights and interest in any Fujifilm Foreground IP shall vest in Fujifilm. The Customer hereby assigns to Fujifilm all title to and all rights and interest it owns in any Fujifilm Foreground IP.

10.6

If requested to do so by the other party, each party shall at the expense of the requesting party execute all documents and do all such further acts as the requesting party may reasonably require to perfect the assignment under clause 10.4 or 10.5.

10.7	Fujifilm grants to Customer a royalty free, non-exclusive, worldwide license to use the Fujifilm Foreground IP for the exclusive purpose of manufacturing the Product.

11.	INTELLECTUAL PROPERTY INDEMNITY

11.1

Fujifilm shall fully Indemnify the Customer from and against all Liabilities incurred by the Customer or its Affiliates arising out of any third party claim that Fujifilm’s use of Fujifilm’s Background IP in performing a Program infringes such third party’s Intellectual Property Rights.

11.2	The Customer shall fully Indemnify Fujifilm from and against all Liabilities incurred by Fujifilm or its Affiliates arising out of any third party claim that:

11.2.1	Fujifilm’s use of (i) materials provided by the Customer to Fujifilm or (ii) Customer’s Intellectual Property Rights, in accordance with this Agreement; or

(excluding Liabilities in relation to which Fujifilm Indemnifies the Customer pursuant to clause 11.1) the development or manufacture of the Product and/or any other deliverables which are an output of a Program or the use of the Process in accordance with this Agreement, infringes such third party’s Intellectual Property Rights.

11.3

If a third party claim is made in accordance with clause 11.1 or 11.2 then the Indemnified Party may require the Indemnifying Party to prove that it has adequate financial means to pay out under the indemnity provisions provided for in those clauses (for example by way of set aside capital or insurance). If the Indemnifying Party cannot so prove it has the financial standing to meet its obligations with respect to the Indemnities under the applicable clause then the Indemnified Party has the option to terminate this Agreement on written notice. If Fujifilm exercises its option to terminate under this clause 11.3 then (without prejudice to the survival of the relevant Indemnity obligations) such termination shall be treated as a termination under clause 14.3.

12.	CONFIDENTIALITY

12.1	Each party (the “Receiving Party”) agrees with the other (the “Disclosing Party”):

12.1.1	to keep the Disclosing Party’s Confidential Information confidential;

12.1.2	not to access or use the Disclosing Party’s Confidential Information save for the purposes of:

(a)	complying with its obligations under this Agreement, each SoW and/or each PSA;

(b)	complying with, or exercising its rights under, any confidentiality disclosure agreement then in force between the Parties; or

(c)	undertaking activity by and between the parties to enable the parties to explore a new business opportunity (“New Opportunity”);

12.1.3	not to disclose the Disclosing Party’s Confidential Information to a third party other than to the Receiving Party’s:

(a)	Affiliates;

(b)

officers and employees and those of its Affiliates that need to know the Confidential Information for the purpose of performing its obligations under this Agreement, a PSA, a SoW, or in relation to a New Opportunity;

(c)

contractors and sub-contractors, professional advisers, consultants, and agents and those of its Affiliates who are engaged to advise that party in connection with a Program or this Agreement or in relation to a New Opportunity; and

(d)	any other person to whom the Disclosing Party agrees in writing that Confidential Information may be disclosed in connection with a Program,

the “Authorized Third Parties”.

12.2

The parties acknowledge and agree that the Disclosing Party Authorized Third Parties may disclose its Confidential Information directly to the Receiving Party or its Authorized Third Parties and that such disclosure shall be governed by this clause 12. The Receiving Party shall procure that each of the Authorized Third Parties keeps the Disclosing Party’s Confidential Information confidential in accordance with this clause 12 and shall remain primarily liable to the Disclosing Party for any act or omission of any of the Authorized Third Parties.

12.3	The Receiving Party shall within [***] of receipt of the Disclosing Party’s written request (including after termination of this Agreement, any SoW and/or any PSA):

12.3.1	deliver up to the Disclosing Party all items and copies of all or any Confidential Information of the Disclosing Party;

12.3.2

expunge and/or make irretrievable all Confidential Information of the Disclosing Party from any computer or other similar device in which it is stored and, if further requested, certify in writing signed by an authorized representative that it has done the same (provided that this clause 12.3.2 shall not apply to automatically archived electronic files or electronic back-ups made in the ordinary course of business, on secured central servers, which cannot reasonably be deleted and such electronic files shall be retained subject to the obligations of confidence set out in this clause 12); and

12.3.3

destroy all hard copies of notes, analyses or memoranda containing the Disclosing Party’s Confidential Information (and, if further requested, certify in writing signed by an authorized representative that it has done the same)

provided that the Receiving Party shall be entitled to retain copies of the Confidential Information to enable it to monitor its obligations under this Agreement or which is required to be maintained by Applicable Laws or a Regulatory Authority subject always to the obligations of confidence under this Agreement.

12.4	Confidential Information shall not include information, which:

12.4.1

is, or becomes, generally available to the public other than as a direct or indirect result of the information being disclosed by the Receiving Party or its Authorized Third Parties in breach of this Agreement (except that any compilation of otherwise public information in a form not publicly known shall still be treated as Confidential Information);

12.4.2	was available to the Receiving Party on a non-confidential basis prior to disclosure by the Disclosing Party;

12.4.3

was, is, or becomes available to the Receiving Party on a non-confidential basis from a person who, to the Receiving Party’s knowledge, is not under any confidentiality obligation in respect of that information;

12.4.4	was lawfully in the possession of the Receiving Party before the information was disclosed by the Disclosing Party as demonstrated by records where such demonstration is reasonably feasible;

12.4.5	is developed by or for the Receiving Party independently of the information disclosed by the Disclosing Party; or

12.4.6	the Disclosing Party and the Receiving Party agree in writing is not confidential.

12.5

Receiving Party may disclose Confidential Information of Disclosing Party when necessarily required pursuant to a statutory or regulatory obligation (including any regulatory approvals for the Product in any or all jurisdictions), but then only to the extent of such required disclosure and save that the Receiving Party shall, to the extent it is lawful to do so, give prompt notice to the Disclosing Party of any such potential disclosure and allow the Disclosing Party a reasonable opportunity to limit such disclosure.

12.6

Customer may use and disclose Confidential Information of Fujifilm solely to the extent necessary in communications with existing or prospective Customer’s investors, sub-licensees or commercial partners provided that: (a) such recipients are under obligations of confidentiality obligations at least as restrictive as the terms of this clause 12; (b) none of the financial terms of the Agreement, a SoW or a PSA or any proposals are disclosed to any such investor, sublicensee or commercial partner without the prior written consent of Fujifilm; (c) no disclosures are made to contract development and/or manufacturing organizations in the biopharmaceutical industry without Fujifilm’s prior written consent; (d) no disclosures are made with respect to information identified as being confidential information of a third party; and (e) such recipients are treated as Authorized Third Parties for the purposes of clause 12.2. Additionally, Customer shall notify Fujifilm of any disclosure to any investors, sub-licensees or commercial partners, including the name of the recipient and date and nature of disclosure.

13.	CHANGE

13.1

Subject to clause 13.2, if a party wishes to change (“Change”) any aspect of this Agreement, any PSA or any Scope of Work (including if additional or different work is requested or required such as the production of a different number of Batches or if such work is required to be carried out at a different time or if actual circumstances differ from the assumptions set out in a PSA or Scope of Work (including if such assumptions cannot be met at all or in a timely fashion)) then Fujifilm shall draft a Change document using its standard format for that Change and the Change shall not be effective until the applicable Change document (the “Change Order”) is signed by each party.

13.2

It is acknowledged that there are greater limits on what can be changed in respect of a PSA for Commercial Manufacturing Services, but notwithstanding this, if there is a change to Applicable Law which comes into effect after the Effective Date that adversely affects, or is likely to adversely affect, production of Product by the Process when conducted in accordance with Fujifilm’s standard operating procedures or methods, and within the declared constraints of the Facility then the parties will enter into a Change to accommodate that change of Applicable Law; the cost of which shall be allocated as follows:

13.2.1	if the change to Applicable Law specifically relates to the Product or Process then the Customer will be liable for the costs of the Change; and

13.2.2

if the change to Applicable Law relates to the Facility as it is operated by Fujifilm across its customer base or the general commercial activities carried out by Fujifilm then Fujifilm will be liable for the costs of the Change.

13.3

If the parties are unable to agree the terms of a Change and the dispute resolution process set out in clause 16 has been unsuccessfully exhausted, either party may terminate any affected Scope of Work (or part of it) or PSA (or part of it) (as applicable), Order (or part of it), or this Agreement by giving written notice to the other party if either party reasonably believes that it will be unable to carry out and complete such Scope of Work or Order or PSA (as applicable) in accordance with this Agreement or any future Order (as the case may be) due to the change of Applicable Law. However, any termination or cancellation made pursuant to this clause shall remain subject to all termination, cancellation or other fees provided for in this Agreement, including Batch Cancellation fees. For the sake of clarity, in the case of Commercial Manufacturing Services, Batches delivered or to be delivered as part of the Commercial Manufacturing Services are not cancellable and must be paid in full as stated in this Agreement. Likewise, termination of a PSA pursuant to this clause shall be governed in accordance with clause 14 of this Agreement.

14.	DELAY, CANCELLATION, TERMINATION AND CONSEQUENCES

14.1	Delay:

14.1.1	If the Customer either causes or requests a delay to any Stage; Stages; or a Program as a whole and that delay prevents, or will prevent, Fujifilm from:

(a)	during the R&D Services: performing a manufacturing stage or a Program as a whole in accordance with the Program Plan; or

(b)	during the Commercial Manufacturing Services: manufacturing commercial Batches by the forecast date,

in each case, a “Delay”, and the parties cannot agree a Change to accommodate that Delay; then that Delay will be treated as a termination for convenience by the Customer under clause 14.3 and the parties agree:

(c)

in the case of a Batch produced as part of the Commercial Manufacturing Services, entitlement to that Batch does not carry forward to a subsequent Production Year if a Change cannot be agreed that results in the Batch being produced in the same Production Year as it was forecast; and

14.1.2

any Batch Cancellation Fee payable shall be calculated by reference to the date on which notice was given by the Customer in relation to the Delay if such notice is given, or the date on which the Delay becomes apparent to Fujifilm. Notwithstanding anything to the contrary in this Agreement, any applicable Scope of Work or any applicable PSA, in the event that, despite Fujifilm having exercised reasonable efforts to procure all necessary Consumables, such Consumables are not available in the quantities or at the time as may be required to manufacture a Batch for Customer pursuant to Fujifilm’s current asset plan, Fujifilm’s obligation to manufacture and deliver such Batch, and Customer’s obligation to take delivery and pay for such Batch, shall in each case be delayed until such time as sufficient Consumables are available for the manufacture of such Batch (“Consumables Delay”). The Customer agrees that:

(a)

it will use reasonable efforts to assist Fujifilm to procure Consumables that are subject to a Consumables Delay (which may include agreeing to allow Fujifilm to procure those Consumables from an alternative supplier); and

(b)	if it requires Fujifilm to take specified action to mitigate a potential Consumables Delay and this action of itself causes a Delay then clause 14.1.1 will apply; and

(c)	Consumables which Customer agrees to provide to Fujifilm under a SoW or a PSA are excluded from the definition of Consumables Delay and will be subject to clause 14.1.1.

14.1.3

The parties’ Program teams shall mutually agree on the new manufacturing schedule for any Batches affected by a Consumables Delay, provided that Fujifilm shall use its Commercially Reasonably Efforts to make available sufficient slots for the manufacture of such Batches as soon as reasonably possible ensuring that the Customer is treated equitably in any asset re-scheduling that may be undertaken to accommodate this.

14.2	Termination of this Agreement as a whole

14.2.1

Fujifilm or the Customer shall be entitled to terminate this Agreement (and all Scope of Works and PSAs made under it, together with in the case of Commercial Manufacturing Services any Orders made under the applicable PSA(s)) immediately upon giving notice to the other if:

(a)	the other party commits a material breach of clauses 8.4, 9.14, 12, 19 and such breach:

(b)	is not capable of remedy (a breach shall be considered capable of remedy if the party in breach can comply with the provision in question in all respects other than as to time of performance); or

(c)

is capable of remedy, and the breaching party fails to remedy the breach within a reasonable period after receipt of notice giving full particulars of the breach and requiring it to be remedied, provided, however, that such cure period shall be suspended during any time that a party seeks resolution of a dispute as to whether an alleged material breach occurred pursuant to clause 16;

(d)

the other party takes any step or action in connection with its entering administration, provisional liquidation or any composition or arrangement with its creditors (other than in relation to a solvent restructuring), being wound up (whether voluntarily or by order of the court, unless for the purpose of a solvent restructuring), having a receiver appointed to any of its assets or ceasing to carry on business or, if the step or action is taken in another jurisdiction, in connection with any analogous procedure in the relevant jurisdiction;

(e)

the other party is reasonably determined by the terminating party to be in material breach of [***] ([***]) or more contracts (including any Scopes of Work or PSAs) it has entered into with the terminating party; or

(f)

the other party or the person controlling the other party has a change in control and the new controlling entity is reasonably considered by the party giving notice either to be its direct competitor or not to have reasonable financial creditworthiness.

14.3	Termination by the Customer for Convenience

14.3.1	The Customer may cancel one or more Non-Manufacturing Stage(s) intended to be delivered as part of R&D Services for convenience by giving written notice to Fujifilm in which case:

(a)	the cancelled Non-Manufacturing Stage(s) shall terminate but in all other respects the SoW shall continue in full force; and

(b)

the Customer shall pay Fujifilm the Charges that are due for the Fujifilm Services that have been performed and [***] of the Charges for the Fujifilm Services that have not yet been performed in the cancelled Non-Manufacturing Stage(s) plus (i) any Charges owed in respect of Ancillary Services that have been performed, and (ii) such portion of any Charges that relate to any element of an unperformed Ancillary Service for which Fujifilm has already incurred or has committed to later incur under a non-cancellable order, unrecoverable costs and expenses.

(c)	in the event Customer terminates this Agreement or a Program where there are only Non-Manufacturing Stages contracted, this clause 14.3.1 shall apply when determining cancellation fees.

14.3.2

The Customer may cancel one or more manufacturing stage(s) delivered as part of the R&D Services (i.e. manufacturing stage(s) that are not part of the Commercial Manufacturing Services) for convenience by giving written notice to Fujifilm in which case:

(a)	that manufacturing stage shall terminate but in all other respects the SoW shall continue in full force;

(b)

the Customer shall pay the Charges that are due for the Fujifilm Services that have been performed, the relevant Batch Cancellation Fee plus (i) any Charges owed in respect of Ancillary Services that have been performed, and (ii) such portion of any Charges that relate to any element of an unperformed Ancillary Service for which Fujifilm has already incurred or has committed to later incur under a non-cancellable order, unrecoverable costs and expenses.

14.3.3	The Customer may terminate a PSA at any time for convenience by giving not less than [***] [***] written notice to Fujifilm in which case clause 14.4 shall apply.

14.3.4

For clarity, if Customer cancels R&D Services which facilitate Commercial Manufacturing Services (for example technical transfer of the Process or Process Performance Qualification), Customer will be deemed to have also cancelled such Commercial Manufacturing Services for convenience.

14.4	Consequences of Termination of the Commercial Manufacturing Services

14.4.1

If Fujifilm terminates this Agreement under clause 14.2 or the PSA for Commercial Manufacturing Services under clause 14.6 or if the Customer terminates a PSA under clause 14.3.3, Customer shall pay the greater of:

(a)

if there was more than [***] [***] remaining on that term: the unpaid Charges for the Minimum Annual Quantity for each Production Year during the Initial Term or Subsequent Term in which the termination took place;

(b)

if there was less than [***] [***] remaining on that term: the unpaid Charges for the Minimum Annual Quantity for each Production Year during the Initial Term or Subsequent Term in which the termination took place plus the unpaid Charges for the Minimum Annual Quantity for each Production Year during the following Subsequent Term in aggregate capped at a total duration of [***]; and

(c)	the amount of the binding Orders placed over (i) the preceding [***] or (ii) the period of time that the Customer has been placing Orders under this Agreement if less than [***];

PLUS, in each case, unpaid Ancillary Charges for Ancillary Services that have been performed, and (ii) such portion of any Ancillary Charges that relate to any element of an unperformed Ancillary Service for which Fujifilm has already incurred or has committed to later incur under a non-cancellable order, unrecoverable costs and expenses.

14.5	Termination of the Program Due to Technical Issues.

14.5.1

With respect to a Program, Fujifilm may terminate a Program at any time up to commencement of the manufacturing stages for such Program by giving written notice to the Customer if Fujifilm reasonably believes that it will be unable to carry out and complete the Program in accordance with the Scope of Work(s) or PSA(s) (as applicable) due to discovery of a factor (other than an breach by Fujifilm of clause 4.1) which:

(a)	adversely affects the development of the Process; or

(a)	adversely affects, or is likely to adversely affect, production of Product in the Facility when conducted in accordance with Fujifilm’s standard operating procedures or methods; or

(b)

is likely to have an adverse effect on a customer’s Product license (being the license authorizing marketing of a medicinal product granted by a Regulatory Authority (also known as a “Marketing Authorisation” in [***])) or Manufacturing License (being the license to manufacture biotechnology-derived Drug Substances issued to Fujifilm by the applicable Regulatory Authority) as a result of the Product being introduced into the Facility and that customer was a customer of Fujifilm prior to the Program commencement, provided that, in each case, the factor was not known and could not reasonably have been known at the commencement of the Program and provided further that Fujifilm has used Commercially Reasonable Efforts in its attempts to address the factor prior to such termination.

14.5.2

If Fujifilm terminates a Program under clause 14.5.1 then the Customer shall pay the Charges that are due for the Fujifilm Services that have been performed and [***] of the Program Cancellation Fee plus (i) any Charges owed in respect of Ancillary Services that have been performed, and (ii) such portion of any Charges that relate to any element of an unperformed Ancillary Service for which Fujifilm has already incurred or has committed to later incur under a non-cancellable order, unrecoverable costs and expenses.

14.6	Termination of a Scope of Work or PSA for material breach

14.6.1

If any party commits a material breach of a Scope of Work or PSA, the non-breaching party may give written notice to the other party, specifying the nature of the material breach and, if such material breach is not remedied within a reasonable period after receipt of such notice (provided, however, that the cure period shall be suspended during any time that a party seeks resolution of a dispute as to whether an alleged material breach occurred pursuant to clause 16), then the non-breaching party shall have the right, in its sole discretion, to immediately terminate that Scope of Work or PSA (as applicable).

14.6.2

If Fujifilm terminates a Scope of Work or PSA under this clause 14.6 or all Scopes of Work or PSAs under clause 14.2 then, without prejudice to Fujifilm’s other rights and remedies, the Program Cancellation Fee shall be payable by the Customer to Fujifilm plus (i) any Charges owed in respect of Ancillary Services that have been performed, and (ii) such portion of any Charges that relate to any element of an unperformed Ancillary Service for which Fujifilm has already incurred or has committed to later incur under a non-cancellable order, unrecoverable costs and expenses.

14.7	If a party exercises any of its rights of termination in respect of only one or more SoWs or PSAs then:

14.7.1

this Agreement shall terminate in respect of those SoWs or PSAs (as applicable) and the provisions of this Agreement relating to termination of this Agreement shall apply in relation to those SoWs or PSAs (as applicable); and

14.7.2

in all other respects this Agreement shall continue in full force and those SoWs or PSAs (as applicable) in respect of which the party has terminated this Agreement will be deemed to be removed from the definition of the SoWs or PSAs (as applicable).

14.8	Additional Consequences of Termination

14.8.1	The termination of this Agreement, any PSA or any Scope of Work shall be without prejudice to the rights and remedies of any party which may have accrued up to the date of termination.

14.8.2	On termination of this Agreement, any PSA or any SoW (as applicable) for any reason whatsoever:

(a)

save as set out in clause 9.14 the relationship of the parties shall cease and any rights or licenses granted under or pursuant to this Agreement shall cease to have effect save as (and to the extent) expressly provided for in this clause 14;

(a)

the provisions of the following clauses together with any provision which expressly or by implication is intended to come into or remain in force on or after termination shall continue in full force and effect clauses 1, 8, 9, 9.14, 10, 11, 12, 14, 16, 18, and 23; and

(b)

the Customer shall immediately pay to Fujifilm all of Fujifilm’s outstanding unpaid invoices and interest and, in respect of Fujifilm Services and Ancillary Services supplied but for which no invoice has been submitted, Fujifilm may submit an invoice, which shall be payable immediately on receipt.

15.	FORCE MAJEURE

15.1

Subject to clause 15.2, no party shall be liable to the other(s) in respect of, and neither party will be entitled to any remedy from any party affected by the Force Majeure Event for, any delay or non-performance of such affected party’s obligations under any Scope of Work or PSA (except for the payment of money) arising from a Force Majeure Event.

15.2	If a party is delayed or prevented from performing its obligations due to a Force Majeure Event such party shall:

15.2.1

give notice of such delay or prevention due to the Force Majeure Event to the non-affected parties as soon as reasonably practical stating the commencement date and extent of such delay or prevention, the cause thereof and its estimated duration;

15.2.2

use reasonable endeavors to mitigate the effects of such Force Majeure Event, provided that such party shall not be required to procure materials or services at unreasonable prices or under unreasonable terms; and

15.2.3	resume performance of its obligations as soon as reasonably practicable.

15.3

If a party’s delay or prevention caused by the Force Majeure Event in question continues for more than [***] any party to the affected Scope of Work or PSA (as applicable) may give notice in writing to the other(s) to terminate that Scope of Work or PSA (as applicable). The notice to terminate must specify the termination date, which must not be less than [***] after the date on which the notice is given, and once such notice has been validly given, that Scope of Work or PSA (as applicable) will terminate on that termination date.

16.	DISPUTE RESOLUTION

16.1	Quality Disputes: If there is a dispute in relation to or in connection with the QA Documents, such dispute shall be dealt with in accordance with the procedures set out in the Quality Agreement.

16.2	Business Escalation:

16.2.1	In respect of any dispute concerning this Agreement (other than a dispute in connection with the QA Documents) the parties shall seek to resolve the matter as follows:

(a)	by referral in writing summarizing the nature of the dispute by a party in the first instance to the decision of each party’s Program Manager;

(b)	if the dispute is not resolved within [***] of its referral to the Program Managers it shall be referred to the decision of Fujifilm’s Site Head and the Customer’s [SVP Biologics Operations]; and

(c)

if the dispute is not resolved within [***] of its referral to Fujifilm’s Site Head and the Customer’s SVP Biologics Operations it shall be referred to the decision of each party’s President or Chief Executive Officer (as applicable/appropriate).

16.3

Arbitration: Any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof (including all issues or disputes regarding the existence, validity, scope or applicability of this agreement to arbitrate, the arbitrability of any claims, and the proper parties to the arbitration) shall be determined by confidential arbitration in New York under JAMS International Arbitration Rules before three arbitrators. Judgment on the award may be entered in any court having jurisdiction.

16.4

General: Notwithstanding the provisions of this clause 16 any party may commence or take proceedings or seek remedies before the courts or any other competent authority for interim, interlocutory or injunctive remedies in relation to this Agreement.

17.	AUDIT

17.1	Quality Audit:

17.1.1

The Customer may carry out quality audits at the times, and in accordance with the terms, set out in the Quality Agreement provided that access by the Customer and/or its representatives to records, information and systems shall be on a supervised basis, subject to the Customer complying with the security and confidentiality requirements of Fujifilm to protect information which relates to anything other than a Program and shall be limited to a maximum of two people for [***] [***] per annum.

17.1.2	Audit access shall not be extended to Fujifilm’s confidential records, including details of financial transactions and contracts with third parties that relate to this Agreement.

17.1.3

If Fujifilm is in material breach of clause 4.1.3 of this Agreement or if the Customer reasonably believes that Fujifilm is in material breach of clause 4.1.3 of this Agreement, the Customer may upon giving reasonable written notice to Fujifilm carry out an audit on the same basis as in clauses 17.1.1 and 17.1.2.

17.1.4

Additional audits (other than those carried out pursuant to clause 17.1.3) may be carried out on the same basis as in clauses 17.1.1 and 17.1.2 subject to (i) payment of Fujifilm’s costs and expenses and the agreement of a commercial rate; and (ii) the Customer ensuring such audit will not delay or disrupt Fujifilm’s operations at the Facility.

17.2	Financial evidence and assistance:

17.2.1

Together with each invoice issued by Fujifilm to the Customer hereunder, Fujifilm shall provide reasonably detailed documentation to validate the amounts included on each invoice which are subject to the true-up mechanism contemplated in Schedule 1. The Customer may request reasonable additional validating information provided that (i) the Customer shall not request evidence validating a given amount more than once and (ii) it is acknowledged that Fujifilm may not provide copies of vendor invoices because Fujifilm may be prevented from doing so by law (including by vendor confidentiality obligations) and/or those invoices may not accurately represent the amounts invoiced to the Customer because of Fujifilm’s use of SAP weighted average “actual cost”.

17.2.2

Fujifilm will provide reasonable support to the Customer in the event that the Customer is audited by a third party and requires information to demonstrate proper payment of Fujifilm invoices under a SoW or PSA (as applicable).

18.	NOTICES

18.1	Subject to clause 18.2 the parties may communicate with each other in any way that is normal in the course of their business.

18.2

Any notice given under clauses 3, 8, 9, 11, 12, 14, 15, 16, 17, 18.2, 19, 20 or 21 shall only be effective if it is in writing, sent to a party at its address or email address and for the attention of the individual, as set out in Schedule 3 (or such other address, email address or individual as that party may notify the other in accordance with this clause 18) and is given in accordance with clauses 18.2 to 18.4 below.

18.3	Notice may be given by hand or sent by email, recorded delivery, registered post or airmail and will be deemed to have been duly served:

18.3.1	if delivered by hand, at the time and date of delivery;

18.3.2	if sent by email, at the time and date of sending;

18.3.3	if sent by recorded delivery or registered post, [***] ([***]) [***] from the date of posting (such date as evidenced by postal receipt); and

18.3.4	if sent by registered airmail, five days from the date of posting,

provided that, where in the case of delivery by hand or transmission by email, such delivery or transmission occurs either after 4.00pm on a Business Day, or on a day other than a Business Day, service will be deemed to occur at 9.00am on the next Business Day.

18.4

In proving service of a notice it will be sufficient to prove that delivery was made or that the envelope containing the notice or document was properly addressed and posted (either by prepaid first class recorded delivery post or by prepaid airmail, as the case may be) or that no failed delivery message was received, as the case may be.

19.	EXPORT/IMPORT CONTROLS AND SANCTIONS COMPLIANCE

19.1

The Customer shall at all times during the term of this Agreement comply with applicable Sanctions or Export/Import Laws and ensure that it has in place appropriate controls and safeguards to prevent any action being taken by it that would amount to or result in a violation of or non-compliance with any Sanctions or Export/Import Laws.

19.2

The Customer shall provide all information that Fujifilm may reasonably require from time to time in order for Fujifilm to assess and/or manage its compliance with Sanctions and Export/Import Laws (including provision of end-user statements or applicable Authorizations and notifying Fujifilm of any restrictions or export compliance obligations prior to providing Fujifilm access to controlled information/technology).

19.3

The Customer will not directly or indirectly use, sell, dispose of, (re)export, transship or otherwise transfer any Product, software, technology or Confidential Information: (i) unlawfully to any country in respect of which a Sanctions Authority maintains Sanctions or a Sanctioned Person; (ii) in a manner that would expose Fujifilm to the risk of negative consequences under Sanctions; or (iii) in violation of Export/Import Laws.

19.4

If any Authorization is required so that the performance of a Program does not contravene any Sanctions or Export/Import Laws, the Customer will at its own cost and expense obtain that Authorization and Fujifilm shall provide any commercially reasonable assistance (including reasonable information) that the Customer may require for the purposes of obtaining that Authorization. The Customer’s rights and Fujifilm’s obligations under this Agreement, any SoW or a PSA in relation to a Program shall immediately be suspended if any required Authorization is not obtained. In the event that the Customer’s rights and Fujifilm’s obligations are suspended for more than [***], a Program may be terminated immediately by Fujifilm giving written notice to the Customer. If Fujifilm terminates a Program under this clause 19.4 then the Customer shall pay the Charges that are due for the Fujifilm Services that have been performed during the Program and [***]% of the Program Cancellation Fee plus (i) any Charges owed in respect of Ancillary Services that have been performed, and (ii) such portion of any Charges that relate to any element of an unperformed Ancillary Service for which Fujifilm has already incurred or has committed to later incur under a non-cancellable order, unrecoverable costs and expenses.

19.5	The Customer shall Indemnify Fujifilm against any and all Liabilities which Fujifilm incurs as a result of the Customer’s non-compliance with the terms of this clause 19.

19.6	In this clause 19 the following terms have the following meanings:

“Authorization”	all consents, licenses, authorisations, approvals, permissions, registrations, certificates and clearances and any precondition in any relevant jurisdiction;

“Export/Import Laws”

(a) any laws of the United States of America, the United Kingdom, the European Union or of any of its Member States or Japan that relate to the control of (re)export, transfer or import of Products, software or technology and technical data; or (b) any other (re)export, transfer or import controls or restrictions imposed or adopted by any government, state or regulatory authority in a country in which obligations under this Agreement are to be performed;

“Sanctions”

any economic, financial, trade or other sanction, embargo, import or export ban, prohibition on transfer of funds or assets or on performing services or equivalent measure imposed by any Sanctions Authority or by the laws of any state or any union of states from time to time;

“Sanctions Authority”

means (a) the Security Council of the United Nations, (b) the Organization for Security and Co-operation in Europe (c) the United Kingdom, (d) the European Union, (e) any Member State of the European Union, (f) the United States of America, (g) Japan (h) the governments and official institutions or agencies of any of paragraphs (a) to (h) above and (i) any other regulatory body imposing or enforcing sanctions legislation in any country or territory from which or into which the Customer is exporting or importing; and

“Sanctioned Person”

any person who appears on or is owned, operated or controlled by any person who appears on any list issued or maintained by any Sanctions Authority or is referred to in any list or public announcement issued by any Sanctions Authority, in each case as amended, supplemented or substituted from time to time.

20.	MODERN SLAVERY AND CORRUPTION

20.1

Each party shall endeavour to hold itself and its suppliers to the highest performance, ethical and compliance standards, including basic human rights, not engaging in any activity, practice or conduct which would constitute an offence under anti-slavery legislation in the United Kingdom, the U.S.A or Denmark, encouraging fair and equal treatment for all persons, the provision of safe and healthy working conditions, respect for the environment, the adoption of appropriate management systems and the conduct of business in an ethical manner. In performing its duties under this Agreement, each party acknowledges the value and importance of performance and ethical behaviour in its performance under this Agreement.

20.2

Each party warrants that on the Effective Date, each SoW Effective Date and each PSA Effective Date, it, its directors, officers or employees have not offered, promised, given, authorized, solicited or accepted any undue pecuniary or other advantage of any kind (or implied that they will or might do any such thing at any time in the future) in any way connected with this Agreement, a SoW or a PSA and that it has taken reasonable measures to prevent subcontractors, agents or other third parties, subject to its control or determining influence, from doing so.

20.3

The parties agree that, at all times in connection with and throughout the term of this Agreement, they will comply with and that they will take reasonable measures to ensure that their subcontractors, agents or other third parties will comply with all applicable anti-corruption legislation including the Bribery Act 2010, the Foreign Corrupt Practices Act 1977.

20.4

Each party shall not do, or omit to do, any act that would cause one of the other parties to be in breach of any anti-corruption legislation including the Bribery Act 2010, the Foreign Corrupt Practices Act 1977.

21.	ASSIGNMENT AND SUB-CONTRACTING

21.1	Either party may assign or transfer all of its rights and responsibilities under this Agreement to:

21.1.1	an Affiliate, provided that such Affiliate has reasonable financial creditworthiness; or

21.1.2

a purchaser of all or substantially all of the equity of the assigning party provided that such third party has reasonable financial creditworthiness and, in the case of assignment by Customer, is not a Competitor; or

21.1.3

a purchaser of all or substantially all of assets to which this Agreement relates provided that such third party has reasonable financial creditworthiness and, in the case of assignment by Customer, is not a Competitor; or

21.1.4

an exclusive licensee of the Product provided that (i) provided that such third party has reasonable financial creditworthiness in the case of assignment by Customer, is not a Competitor and (ii) that the Customer no longer requires services from Fujifilm under this Agreement, but not otherwise without written consent of the other party (such consent not to be unreasonably withheld or delayed) and provided that (a) the assignee agrees in writing to assume all obligations undertaken by its assignor in this Agreement and (b) in relation to assignment in part no such assignment shall relieve the assigning party of responsibility for the performance of any of its obligations under this Agreement.

21.2	If a party assigns or transfers all or any of its rights and responsibilities under clause 21.1 it shall immediately notify the other parties in writing.

21.3

Fujifilm may sub-contract all or any of its obligations under this Agreement provided that in relation to any subcontract manufacture, processing or handling of Product, Fujifilm will obtain the Customer’s written consent (which may be by signature of the relevant SoW(s) or PSA(s) which specify that an obligation will be sub-contracted). Notwithstanding the foregoing, Fujifilm may utilize on-site third party personnel, such as temporary employees, contractors and consultants, to perform Fujifilm Services without obtaining the prior consent of the Customer.

21.4

The appointment of any subcontractor shall not relieve the party sub-contracting from any liability or obligation under this Agreement and the party sub-contracting shall be responsible for all acts and omissions of the subcontractor to the same extent as if they were its own acts or omissions.

22.	GENERAL

22.1

Entire agreement: This Agreement and the Historic Documents contain all the terms which the parties have agreed with respect to their subject matter and supersede all previous agreements and understandings between the parties (whether oral or in writing) relating to such subject matter. Each party acknowledges and agrees that it has not been induced to enter into this Agreement by a statement or promise which it does not contain. Each party confirms that save as otherwise expressly set out in this Agreement and the Historic Documents, the other party gives no warranties either in this Agreement or elsewhere in connection with the provision of each Program. Nothing in this clause 22.1 shall exclude or limit a party’s liability for fraud, including fraudulent misrepresentation.

22.2

Third party rights: Save as expressly set out in this Agreement, the parties do not intend that any person who is not a party to this Agreement shall have any right to enjoy the benefit or enforce any of the terms of this Agreement.

22.3

Variations: With the exception of Changes, which shall be subject to clause 13, no variation of this Agreement shall be valid unless in writing and signed by a duly authorized representative of each of the parties. A party is entitled assume that a representative of another party is authorized to act on that party’s behalf if that individual is apparently or seemingly acting in the normal course of the business relationship. An exchange of emails shall not be capable of constituting an agreement to vary this Agreement.

22.4

Waiver: No failure or delay by a party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict the further exercise of that or any other right or remedy. The single or partial exercise by any party of any right, power or remedy under this Agreement shall not in any circumstances preclude any other or further exercise of it, or the exercise of any right, power or remedy. A waiver by any party of a breach of any provision of this Agreement shall not be considered as a waiver of a subsequent breach of the same or any other provision of this Agreement.

22.5

Severability: If any provision of this Agreement, a SoW or a PSA is found by any court or administrative body of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction then it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible that provision shall be deemed to be omitted from this Agreement, the SoW or the PSA (as applicable) in so far as this Agreement, that SoW or that PSA relates to that jurisdiction and the validity and enforceability of that provision in other jurisdictions and the other provisions of this Agreement, SoW or PSA shall not be affected or impaired.

22.6	Counterparts:

22.6.1

This Agreement may be executed in any number of counterparts. Any party may enter into this Agreement by executing a counterpart and all the counterparts taken together will constitute one and the same agreement. This Agreement shall not be effective until each party has signed one counterpart.

22.6.2

Transmission of an executed counterpart of this Agreement (but for the avoidance of doubt not just a signature page) by email (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Agreement. If this method of delivery is adopted, without prejudice to the validity of the Agreement so made, each party shall provide the others with the original of such counterpart as soon as reasonably possible thereafter.

22.7

Publicity: The parties anticipate that there may be opportunities for joint or independent press releases or other announcements relating to the activities contemplated hereby. Notwithstanding the foregoing, no party shall use the name of the other party(ies) or the names of the employees of the other party(ies) nor disclose the terms of this Agreement, any SoW or any PSA in any press releases, advertising, or sales promotional material or in any publication without prior written permission of such party(ies). Such consent shall not be unreasonably withheld. This provision shall not restrict a party’s ability to use the other parties names and to disclose the terms of this Agreement, any SoW or any PSA to the extent, in the reasonable opinion of such party’s legal counsel, required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such party has its securities listed or traded. In the event that such disclosure is required as aforesaid, the disclosing party shall make reasonable efforts to provide the other parties with advance notice and to coordinate reasonably with the other parties with respect to the wording and timing of any such disclosure, subject to the requirements of such securities laws.

23.	GOVERNING LAW

23.1

The formation, existence, construction, performance, validity and all aspects whatsoever of this Agreement or any term of it and any issues, disputes or claims arising out of or in connection with it (whether contractual or non-contractual in nature) shall be governed by, and construed in accordance with the State Law of Delaware, and subject to clause 16 the parties irrevocably submit to the jurisdiction of the courts of Delaware.

IN WITNESS of the above the parties have signed this Agreement on the dates set out next to their signature.

Schedule 1	Charges

The calculation of Charges for Fujifilm Services differs whether the Fujifilm Services are R&D Services (details of which are contained in Part 1 of this Schedule 1) or Commercial Manufacturing Services (details of which are contained in Part 2 of this Schedule 1).

PART 1 OF SCHEDULE 1– CHARGES IN RESPECT OF R&D SERVICES

The Customer will pay to Fujifilm the Charges for the R&D Services in accordance with the Scope of Work and clause 8 (the R&D Services being the services to be performed by Fujifilm that are described in the relevant Scope of Work that are not Ancillary Services).

The Customer will also pay Ancillary Charges to Fujifilm in consideration of the research and development and technical consultancy services in relation to the procurement, testing and management of Consumables; Subcontracted Work (including delivery of material to and from such subcontractors); Process-Specific Equipment (including installation, qualification and maintenance thereof); Modifications; Special Waste; and delivery to Fujifilm’s subcontractors and to the Customer (including packaging, insurance, export clearance and transport of Materials) (the “Ancillary Services”) as calculated in accordance with this Schedule 1.

1.	Charges for Consumables in Non-Manufacturing Stage and Manufacturing Stage

1.1

At the time set out in the Scope of Work, or in the course of a Program as mutually agreed in writing by the parties, the Customer shall pay to Fujifilm an amount in advance in consideration of the Ancillary Services relating to the purchase of Consumables intended to be used during the applicable Non-Manufacturing Stages and manufacturing stages. This will be an amount based upon an estimation of the sums required to purchase Consumables based upon Fujifilm’s historical data from previous manufactures at the applicable scale of production plus [***] of such sums (the “Consumables Advance Payment”).

1.2

On completion of each applicable Non-Manufacturing Stage or manufacturing stage, Fujifilm shall calculate the expenditure incurred in respect of Consumables procured for use during such Non-Manufacturing Stage or manufacturing stage and shall add a sum equivalent to [***] of all such expenditure on to such sum, the aggregate amount being referred to as “Actual Production Expenditure”.

1.3

If the Actual Production Expenditure is greater than the Consumables Advance Payment plus any other amounts paid under paragraph 1.4, Fujifilm shall issue a further invoice for the Ancillary Services in relation to the Consumables for a sum equivalent to the difference on a [***] basis. If the Actual Production Expenditure is less than the Consumables Advance Payment, upon reconciliation, Fujifilm shall issue a credit note against the earlier invoice for a sum equivalent to the difference to be applied to the Charges for the following Stage (if there is one).

1.4

Each [***], Fujifilm may issue an invoice to the Customer in relation to the Ancillary Services regarding any Consumables used during or procured for use in any Stage during the previous [***] (or if longer, since the last invoice under this paragraph 1.4 was issued) in amounts which are not covered by the Consumables Advance Payment equivalent to the expenditure on such additional Consumables during the previous [***] plus an amount equal to [***] of such expenditure.

2.	Additional Charges in Respect of Subcontracted Work, Process-Specific Equipment, Modifications, Special Waste and delivery of Materials

2.1

Fujifilm shall invoice the Customer for the Ancillary Services relating to the Subcontracted Work, Process-Specific Equipment, Modifications, disposal of Special Waste and delivery of Materials as the case may be in the same amount as the expenditure which Fujifilm incurs in respect of such Ancillary Services plus a sum equivalent to [***] of such expenditure.

2.2

Fujifilm shall issue invoices for such Ancillary Services either at the time Fujifilm incurs expenditure in respect of the Subcontracted Work, Process-Specific Equipment, Modifications, disposal of Special Waste and/or delivery of Materials or as set out in the relevant SoW as the case may be.

3.	Purchase of Process-Specific Consumables and Process-Specific Equipment by the Customer on completion of the relevant Stage or termination

3.1	Subject to:

3.1.1	clause 10.3;

3.1.2

the manufacturer’s consent and requirements (if applicable) and subject to the Customer’s warranty that it will purchase a direct license of any relevant firmware/software required to operate the Process-Specific Equipment;

3.1.3	and the payment of all relevant Charges,

the Customer shall have an option to purchase from Fujifilm such Process-Specific Equipment and/or Process-Specific Consumables purchased by Fujifilm under paragraphs 1 and 2 of this Schedule 1 as remain following completion of the relevant Stage for which such Process-Specific Equipment and/or Process-Specific Consumables were purchased for consideration of [***] payable, if the work is performed in the USA respectively, at the time of such sale.

3.2

The option in paragraph 3.1 shall be exercised within [***] following completion of the relevant Stage under which such Process-Specific Equipment and/or Process-Specific Consumables were purchased or termination of this Agreement, (whichever occurs first).

3.3

The Customer shall be responsible for any cost and expense associated with removal/delivery of such Process-Specific Equipment and/or Process-Specific Consumables and documenting such sale. Such Process-Specific Equipment and/or Process-Specific Consumables shall be delivered Ex Works the Facility (Incoterms 2020). Risk in and title to such Process-Specific Equipment and/or Process-Specific Consumables shall pass on delivery.

3.4

Fujifilm shall be free to use or destroy (at the Customer’s cost) any item(s) of Process-Specific Equipment or Process-Specific Consumables in respect of which the option referred to in this paragraph 3 is not exercised or for which their assigned expiry date has passed.

4.	Product Samples, Cell Banks and other materials on completion or termination

4.1

Prior to completion of the R&D Services element of a Program, the Customer shall notify Fujifilm what (if any) samples and/or cell banks used during the Program the Customer wishes Fujifilm to deliver to the Customer and, subject to clause 10.3, delivery of those samples/cell banks shall (a) be subject to payment of all Charges for such Program and (b) take place in accordance with clause 7. If the Customer does not give any such notification to Fujifilm prior to completion of the R&D Services element of a Program, Fujifilm may destroy such samples and/or cell banks without further notice at the Customer’s cost.

4.2

Fujifilm shall be required to return or destroy, in a manner of its choosing and without further notice to the Customer, any Product, samples, cell banks or other property of the Customer which remains in the possession of Fujifilm in excess of [***] ([***]) [***] following the effective date of termination.

5.	Batch Cancellation Fees

Batch Cancellation Fees are only applicable to R&D Services (Batches delivered or to be delivered as part of the Commercial Manufacturing Services are not cancellable and must be paid in full).

Period prior to Commencement of Stage	Percentage of Batch Fee
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

*For clarity, this will include manufacturing stages that have commenced

PART 2 OF SCHEDULE 1– CHARGES IN RESPECT OF COMMERCIAL MANUFACTURING SERVICES

The Customer will pay to Fujifilm the Charges for the Commercial Manufacturing Services in accordance with the PSA and clause 8 (the Commercial Manufacturing Services being the services to be performed by Fujifilm that are described in the relevant PSA that are not Ancillary Services).

1.	[***]

1.1	[***]

2.	Batch Fee

2.1	The Batch Fee for the Product will be specified in the relevant PSA.

2.2	In respect of each Batch the Customer shall pay:

2.2.1	[***] of the Batch Fee no later than [***] prior to Batch production (vial thaw of the Batch);

2.2.2	[***] of the Batch Fee on initiation of pre-production activities relating to the Batch, which shall occur no earlier than [***] prior to vial thaw;

2.2.3	[***] of the Batch Fee on vial thaw; and

2.2.4	[***]of the Batch Fee upon delivery or deemed delivery in accordance with clause 7.2.

2.3

The Customer agrees that for every Production Year it will pay for the number of Batches in the Binding Forecast for that Production Year even if it Orders less Batches than the number of Batches provided for in the Binding Forecast for that Production Year and Fujifilm will invoice the Customer for any such shortfall in Batches at the Batch Fee at the end of each Production Year.

3.	Charges for Consumables and Sub-Contracted Work

3.1

In addition to the Batch Fee for each Batch, the Customer will pay Fujifilm the Ancillary Charges for Consumables and Subcontracted Work (which for the purposes of the Commercial Manufacturing Services are the “Ancillary Services”) at a rate of actual cost to Fujifilm plus [***]. The Ancillary Charges shall be payable when invoiced by Fujifilm in accordance with the provisions of paragraphs 2.3 and 3.4 below.

3.2

Fujifilm will estimate the Ancillary Charges per Batch in the PSA, based upon Fujifilm’s historical data from previous manufactures at the applicable scale of production (“Estimated Ancillary Charges”). If the cost of Consumables and Subcontracted Work increases by more than [***] Fujifilm shall revise the Estimated Ancillary Charges and will notify the Customer of the same.

3.3	On or at any time after receipt of an Order Fujifilm may invoice to Customer an amount equal to [***] of the Estimated Ancillary Charges for Batches in that Order.

3.4

On completion of each Batch, Fujifilm shall calculate the actual Ancillary Charges (with Fujifilm’s [***] margin added) in respect of such Batch and issue a further invoice for the Ancillary Services for a sum equivalent to the difference between the Estimated Ancillary Charges in respect of that Batch and the amount already invoiced under paragraph 3.3.

4.	Customer Deliverables and other materials on termination

4.1	The PSA shall specify what Customer Deliverables are required.

4.2

Within [***] ([***]) [***] of termination of this Agreement, the Customer shall notify Fujifilm what (if any) Customer Deliverables the Customer wishes Fujifilm to deliver to the Customer and, subject to clause 10.3, delivery of those Customer Deliverables shall take place in accordance with clause 7. If the Customer does not give any such notification to Fujifilm within [***] of termination of this Agreement, Fujifilm may destroy such samples and/or cell banks without further notice at the Customer’s cost.

4.3	Provided that the Customer has paid for any Materials in relation to which payment is due, Fujifilm shall deliver Materials to Customer in accordance with clause 7.

5.	Price Increases

5.1

The Batch Fee and Annual Service Fee shall increase on [***]  of each year during each of the Initial Term or Subsequent Term in an amount equal to the increase, if any, in the pharmaceutical preparation manufacturing index [***] (from [***] of the preceding year to [***] of the last year) since the PSA Effective Date or the last change in such price.

5.2	The Batch Fee shall not decrease.

5.3	Notwithstanding the foregoing, if Fujifilm documented operating expenses increase by [***]% or more the parties will negotiate an equitable increase to Batch Fee.

Schedule 2	FORECASTING AND ORDERS

1.	Application of Schedule 2

1.1

This Schedule 2 applies only to PSAs for Commercial Manufacturing Services and Orders placed under such PSAs. Any reference to a PSA or an Order, shall be deemed to relate to PSAs or Orders for Commercial Manufacturing Services.

1.2	For the avoidance of doubt this Schedule 2 does not apply to Scopes of Work for R&D Services.

2.	Minimum Orders

2.1	The Minimum Annual Quantity is the number of Batches that the Customer agrees to order and pay for during the applicable Production Year.

2.2	The Minimum Annual Quantity for each Production Year of the PSA’s Initial Term will be set out in the applicable PSA.

2.3	The Maximum Annual Quantity is the maximum number of Batches that Fujifilm agrees it can manufacture for the Customer during the applicable Production Year.

2.4	The Maximum Annual Quantity for each Production Year of the PSA’s Initial Term will be set out in the applicable PSA.

2.5

In each Subsequent Term of a PSA, the Minimum Annual Quantity and Maximum Annual Quantity for each Production Year during that Subsequent Term will be the same as for the Initial Term or previous Subsequent Term (as applicable) unless when the parties agree to extend the PSA the parties agree otherwise in writing in the Change in which such Subsequent Term has been agreed.

3.	Forecasting

3.1

Starting on [***], Customer shall provide a rolling [***] Batch forecast on or before [***] [***] of each [***]. The first forecast shall be for relevant Batches (i.e., Batches ordered pursuant to a PSA) manufactured in [***]. The first [***] of each forecast shall be binding, in that Customer shall be obligated to pay for the Batches provided therein, regardless of circumstances. Customer may deviate between [***] and [***] of the forecasted number of Batches identified in the [***] [***]of each forecast. [***] of each forecast shall be for information and planning purposes only.

For each subsequent year, [***] of the previous year’s forecast shall become [***], [***] shall become [***] (which shall become binding, and may only deviate between [***] and [***] of what was forecasted in the previous year), and [***] shall become [***] (since [***] is for information purposes only, it may be deviated from, but in no case shall it be greater than [***] Batches or less than [***] Batches), and a new [***] shall be provided, and so on.

Starting in the year [***], Customer shall order and pay for at least [***] Batches per year and Fujifilm shall be obligated to manufacture no more than [***] Batches each year. Should Customer request more than [***] Batches in a [***], Fujifilm may use reasonable efforts to manufacture those excess Batches but shall be under no obligation to do so.

For illustrative purposes only, the below chart lays out an example of how the rolling forecast may look:

	[***]	[***]	[***]	[***]
Percent Binding	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]

The parties will agree in good faith to amend the forecasting requirements in this clause if Commercial Manufacturing Services cannot be provided by Fujifilm or if the Commercial Trigger is not achieved solely due to a reason within Fujifilm’s reasonable control.

Ordering

3.2

The Customer will issue a written purchase order (the “Order”) for the Batches to be delivered each Production Year to Customer under a PSA not less than [***] prior to commencement of the relevant Production Year.

3.3	Fujifilm shall acknowledge Orders in writing within [***] of receipt.

3.4	Once acknowledged by Fujifilm Orders are non-cancellable by either party.

3.5

Orders, Order acknowledgements and/or other similar documentation submitted by either party in conducting activities under this Agreement are for administration purposes only and (notwithstanding any statement or terms stated within such documentation) shall not add to or modify the terms of this Agreement.

Schedule 3	Addresses for Notice

Fujifilm: Chief Executive Officer 23.2 FUJIFILM Diosynth Biotechnologies 23.3 Belasis Avenue 23.4 Billingham, TS23 1LH 23.5 England Email: [***]	Copied to: General Counsel FUJIFILM Diosynth Biotechnologies Belasis Avenue Billingham, TS23 1LH England Email: [***]
Customer: Contact: Senior Vice President, Operations Address: 3020 Carrington Mill BLVD, Suite 475 Morrisville, NC 27560 Nominated email address: [***]	Contact: Legal Counsel Address: 3020 Carrington Mill Blvd, Suite 475 Morrisville, NC 27560 Nominated email address: [***]

Schedule 4 – Attachments

[***]

PSA Template

This PSA is made subject to, and incorporates the terms of, the Master Services and Supply Agreement made between FUJIFILM DIOSYNTH BIOTECHNOLOGIES NORTH CAROLINA, INC. at 100 Biotechnology Avenue, Holly Springs, NC 27540 United States of America(“Fujifilm”) and TG Therapeutics, Inc. incorporated and registered in [a Delaware corporation] with company whose registered office is at 3020 Carrington Mill Blvd, Suite 475, Morrisville, North Carolina 27560 (the “Customer”) dated [INSERT DATE OF MSSA] (the “Agreement”). Defined terms used in this PSA shall have the meaning given to them in the Agreement unless the context otherwise requires or unless otherwise defined herein.

The parties have agreed the following in relation to the commercial manufacture of Product by Fujifilm in accordance with the Agreement:

Product:	[[INSERT]
Term of this PSA:

This PSA shall come into force on the PSA Effective Date and shall, unless terminated sooner by a party in accordance with the terms of the Agreement, continue for an initial period of [***] (the “Initial Term”).

The term of this PSA shall renew automatically for a period of [***] (the “Subsequent Term”) on expiry of:

23.5.1         the Initial Term; and

23.5.2         each Subsequent Term,

unless and until terminated by either party giving no less than [***] prior written notice to the other, such notice to expire on the last day of the Initial Term or of any Subsequent Term.

Batch Price:	[INSERT]
Estimated Pass Through Costs (per Batch):	[INSERT]
Annual Service Fees	[INSERT]
Minimum Annual Quantity:	[INSERT]
Maximum Annual Quantity:	[INSERT]
Shelf Life (of Product)	[INSERT]
Program Manager:	[INSERT]
Customer Deliverables:	[INSERT]
Applicable Quality Agreement:	The Quality Agreement signed by the parties on [INSERT DATE] [and having document reference number [INSERT].

This PSA is hereby agreed between the parties.

SIGNED for and on behalf of FUJIFILM DIOSYNTH BIOTECHNOLOGIES NORTH CAROLINA, INC. :

Signature:

Title:

Date:

SIGNED for and on behalf of TG THERAPEUTICS, INC:

Signature: Title: Date:	Signature: Title: Date:

Agreement Signature Page

SIGNED for and on behalf of FUJIFILM DIOSYNTH NORTH CAROLINA, INC.:

Signature: Title: Date:

SIGNED for and on behalf of FUJIFILM DIOSYNTH DENMARK APS:

Signature: Title: Date:

SIGNED for and on behalf of TG THERAPEUTICS, INC.:

Signature: Title: Date: